                                                                EXHIBIT 10.11.14

                               KOMAG, INCORPORATED

                RESTATED SAVINGS AND DEFERRED PROFIT-SHARING PLAN

                                                       Effective January 1, 1990
                                                           and Later Amended and
                                              Restated Effective January 1, 1994

                               TABLE OF CONTENTS

                                                                             Page
ARTICLE I DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

    1.1     "Accounts" . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.2     "Administrator"  . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.3     "Affiliated Company" . . . . . . . . . . . . . . . . . . . . . .    1
    1.4     "Beneficiary"  . . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.5     "Break in Service" . . . . . . . . . . . . . . . . . . . . . . .    1
    1.6     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    1.7     "Company Contributions"  . . . . . . . . . . . . . . . . . . . .    2
    1.8     "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
    1.9     "Compensation" . . . . . . . . . . . . . . . . . . . . . . . . .    2
    1.10    "Discretionary Contributions"  . . . . . . . . . . . . . . . . .    3
    1.11    "Discretionary Contribution Account" . . . . . . . . . . . . . .    3
    1.12    "Deferred Compensation Account"  . . . . . . . . . . . . . . . .    3
    1.13    "Deferred Profit-Sharing Program"  . . . . . . . . . . . . . . .    3
    1.14    "Directors"  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
    1.15    "Disability" . . . . . . . . . . . . . . . . . . . . . . . . . .    3
    1.16    "Effective Date" . . . . . . . . . . . . . . . . . . . . . . . .    3
    1.17    "Eligible Earnings"  . . . . . . . . . . . . . . . . . . . . . .    3
    1.18    "Eligible Employee"  . . . . . . . . . . . . . . . . . . . . . .    5
    1.19    "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
    1.20    "Employment Date"  . . . . . . . . . . . . . . . . . . . . . . .    6
    1.21    "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    1.22    "Family Member"  . . . . . . . . . . . . . . . . . . . . . . . .    6
    1.23    "Fiduciary"  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    1.24    "Forfeiture" . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    1.25    "Funds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
    1.26    "Highly Compensated Employee"  . . . . . . . . . . . . . . . . .    6
    1.27    "Hour of Service"  . . . . . . . . . . . . . . . . . . . . . . .    8
    1.28    "Investment Manager" . . . . . . . . . . . . . . . . . . . . . .    8
    1.29    "Leased Employee"  . . . . . . . . . . . . . . . . . . . . . . .    8
    1.30    "Matching Contribution"  . . . . . . . . . . . . . . . . . . . .    8
    1.31    "Matching Contribution Account"  . . . . . . . . . . . . . . . .    8
    1.32    "Non-Highly Compensated Work Force"  . . . . . . . . . . . . . .    8
    1.33    "Operating Profits"  . . . . . . . . . . . . . . . . . . . . . .    9
    1.34    "Participant"  . . . . . . . . . . . . . . . . . . . . . . . . .    9
    1.35    "Participating Company"  . . . . . . . . . . . . . . . . . . . .    9
    1.36    "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
    1.37    "Plan Quarter" . . . . . . . . . . . . . . . . . . . . . . . . .    9
    1.38    "Plan Year"  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
    1.39    "Profits"  . . . . . . . . . . . . . . . . . . . . . . . . . . .    9



                                       i.

    1.40    "Qualified Domestic Relations Order" . . . . . . . . . . . . . .   10
    1.41    "Qualified Participant"  . . . . . . . . . . . . . . . . . . . .   10
    1.42    "Regulations"  . . . . . . . . . . . . . . . . . . . . . . . . .   10
    1.43    "Retirement" . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    1.44    "Salary Deferral Program"  . . . . . . . . . . . . . . . . . . .   10
    1.45    "Section 401(k) Contribution"  . . . . . . . . . . . . . . . . .   10
    1.46    "Section 401(k) Election"  . . . . . . . . . . . . . . . . . . .   10
    1.47    "Severance Date" . . . . . . . . . . . . . . . . . . . . . . . .   10
    1.48    "Severance Period" . . . . . . . . . . . . . . . . . . . . . . .   10
    1.49    "Trust Agreement"  . . . . . . . . . . . . . . . . . . . . . . .   10
    1.50    "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    1.51    "Trust Fund" . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    1.52    "Valuation Date" . . . . . . . . . . . . . . . . . . . . . . . .   11
    1.53    "Vesting Service"  . . . . . . . . . . . . . . . . . . . . . . .   11
    1.54    Additional Terms . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE II SERVICE DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .   12
    2.1     Break in Service . . . . . . . . . . . . . . . . . . . . . . . .   12
    2.2     Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . .   12
    2.3     Employment Date  . . . . . . . . . . . . . . . . . . . . . . . .   12
    2.4     Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    2.5     Severance Date . . . . . . . . . . . . . . . . . . . . . . . . .   14
    2.6     Severance Period . . . . . . . . . . . . . . . . . . . . . . . .   15
    2.7     Vesting Service  . . . . . . . . . . . . . . . . . . . . . . . .   15

ARTICLE III PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . .   17

    3.1     Eligibility Rules  . . . . . . . . . . . . . . . . . . . . . . .   17
    3.2     Cessation and Resumption of Participation  . . . . . . . . . . .   18
    3.3     Suspended Participation  . . . . . . . . . . . . . . . . . . . .   18
    3.4     Salary Continuation Period . . . . . . . . . . . . . . . . . . .   18

ARTICLE IV SECTION 401(k) ELECTIONS  . . . . . . . . . . . . . . . . . . . .   19

    4.1     Section 401(k) Election  . . . . . . . . . . . . . . . . . . . .   19
    4.2     Application  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    4.3     Filing Period  . . . . . . . . . . . . . . . . . . . . . . . . .   19
    4.4     Modification/Termination . . . . . . . . . . . . . . . . . . . .   20
    4.5     Absences . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    4.6     Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    4.7     Excess 401(k) Contributions  . . . . . . . . . . . . . . . . . .   22
    4.8     Excess Dollar Deferrals  . . . . . . . . . . . . . . . . . . . .   23
    4.9     Supplemental Section 401(k) Election . . . . . . . . . . . . . .   25

ARTICLE V SECTION 401(k) CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .   26
    5.1     Contributions  . . . . . . . . . . . . . . . . . . . . . . . . .   26



                                       ii.

    5.2     Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE VI MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . .   27

    6.1     Matching Contributions . . . . . . . . . . . . . . . . . . . . .   27
    6.2     Allocation of Matching Contributions . . . . . . . . . . . . . .   28
    6.3     Remittance to Trustee  . . . . . . . . . . . . . . . . . . . . .   28
    6.4     Form of Contribution . . . . . . . . . . . . . . . . . . . . . .   28

ARTICLE VII LIMITATIONS ON MATCHING CONTRIBUTIONS/
AGGREGATE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    7.1     Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    7.2     Remedial Action Through Interaction with Article IV  . . . . . .   30
    7.3     Aggregate Limitation . . . . . . . . . . . . . . . . . . . . . .   31
    7.4     Remedial Action  . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE VIII DISCRETIONARY CONTRIBUTIONS/FORFEITURES . . . . . . . . . . . .   33
    8.1     Discretionary Contributions  . . . . . . . . . . . . . . . . . .   33
    8.2     Remittance to Trustee  . . . . . . . . . . . . . . . . . . . . .   34
    8.3     Form of Contribution . . . . . . . . . . . . . . . . . . . . . .   34
    8.4     Allocation of Discretionary Contributions and Forfeitures  . . .   34
    8.5     Discretionary Contribution Accounts  . . . . . . . . . . . . . .   35

ARTICLE IX LIMITATIONS ON ALLOCATIONS  . . . . . . . . . . . . . . . . . . .   36

    9.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    9.2     Limitation on Annual Addition  . . . . . . . . . . . . . . . . .   36
    9.3     Remedial Action  . . . . . . . . . . . . . . . . . . . . . . . .   37
    9.4     Reallocation of Forfeitures  . . . . . . . . . . . . . . . . . .   38

ARTICLE X INVESTMENT OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . .   39

    10.1    Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE XI VALUATION OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . . .   41
    11.1    Adjustment of Accounts . . . . . . . . . . . . . . . . . . . . .   41
    11.2    Allocation of Investment Experience  . . . . . . . . . . . . . .   41
    11.3    Value of Accounts  . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE XII TRUST AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .   43

    12.1    Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   43
    12.2    Inconsistent Provisions  . . . . . . . . . . . . . . . . . . . .   43

ARTICLE XIII RIGHT TO BENEFITS . . . . . . . . . . . . . . . . . . . . . . .   44
    13.1    Disability, Retirement or Death  . . . . . . . . . . . . . . . .   44
    13.2    Other Termination of Employment  . . . . . . . . . . . . . . . .   44
    13.3    Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . .   45


                                      iii.

    13.4    Transfer of Accounts . . . . . . . . . . . . . . . . . . . . . .   46
    13.5    Beneficiary Designation  . . . . . . . . . . . . . . . . . . . .   46
    13.6    Additional Vesting Service . . . . . . . . . . . . . . . . . . .   47

ARTICLE XIV DISTRIBUTION OF BENEFITS . . . . . . . . . . . . . . . . . . . .   49
    14.1    Time of Distribution . . . . . . . . . . . . . . . . . . . . . .   49
    14.2    Form of Distribution . . . . . . . . . . . . . . . . . . . . . .   51
    14.3    Death Before Full Distribution . . . . . . . . . . . . . . . . .   51
    14.4    Deferred Distribution  . . . . . . . . . . . . . . . . . . . . .   51
    14.5    Rollovers  . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

ARTICLE XV WITHDRAWALS . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
    15.1    Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
    15.2    No Other Resources Reasonably Available  . . . . . . . . . . . .   54
    15.3    Written Request Required . . . . . . . . . . . . . . . . . . . .   54
    15.4    Penalty Tax  . . . . . . . . . . . . . . . . . . . . . . . . . .   55

ARTICLE XVI ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . . . . . . .   56
    16.1    Plan Administrator . . . . . . . . . . . . . . . . . . . . . . .   56
    16.2    Delegation of Duties . . . . . . . . . . . . . . . . . . . . . .   56
    16.3    Administrative Procedures  . . . . . . . . . . . . . . . . . . .   57
    16.4    Duties of Other Fiduciaries  . . . . . . . . . . . . . . . . . .   57
    16.5    Investment Responsibility  . . . . . . . . . . . . . . . . . . .   57
    16.6    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
    16.7    Fiduciary Responsibilities . . . . . . . . . . . . . . . . . . .   58
    16.8    Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
    16.9    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .   58

ARTICLE XVII AMENDMENTS TO THE PLAN  . . . . . . . . . . . . . . . . . . . .   59

    17.1    Power of Amendment . . . . . . . . . . . . . . . . . . . . . . .   59

ARTICLE XVIII TERMINATION OF PLAN OR

DISCONTINUANCE OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . .   59
    18.1    Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
    18.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . .   60
    18.3    Effect of Discontinuance . . . . . . . . . . . . . . . . . . . .   60
    18.4    Determination of Partial Termination . . . . . . . . . . . . . .   61

ARTICLE XIX MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .   62

    19.1    SOURCE OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . .   62
    19.2    Satisfaction of Claims . . . . . . . . . . . . . . . . . . . . .   62
    19.3    Construction . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    19.4    Gender and Number  . . . . . . . . . . . . . . . . . . . . . . .   62
    19.5    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . .   62

                                       iv.

    19.6    Alienation of Benefits . . . . . . . . . . . . . . . . . . . . .   62
    19.7    Return of Contributions  . . . . . . . . . . . . . . . . . . . .   63
    19.8    Merger of Plan . . . . . . . . . . . . . . . . . . . . . . . . .   63
    19.9    Conditional Restatement  . . . . . . . . . . . . . . . . . . . .   63
    19.10   Limitation of Rights; Employment Relationship  . . . . . . . . .   64
    19.11   No Escheat . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    19.12   Leased Employees . . . . . . . . . . . . . . . . . . . . . . . .   64
    19.13   Transfers from Other Qualified Plans . . . . . . . . . . . . . .   65
    19.14   No Reversion . . . . . . . . . . . . . . . . . . . . . . . . . .   65

ARTICLE XX BENEFIT CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . .   66

    20.1    Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . .   66
    20.2    Denial of Benefits . . . . . . . . . . . . . . . . . . . . . . .   66
    20.3    Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

ARTICLE XXI QUALIFIED DOMESTIC RELATIONS ORDERS  . . . . . . . . . . . . . .   68
    21.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    21.2    Notification . . . . . . . . . . . . . . . . . . . . . . . . . .   69
    21.3    Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
    21.4    Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

ARTICLE XXII TOP-HEAVY RULES . . . . . . . . . . . . . . . . . . . . . . . .   71
    22.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . .   71
    22.2    Top-Heavy Status . . . . . . . . . . . . . . . . . . . . . . . .   74
    22.3    Minimum Benefit  . . . . . . . . . . . . . . . . . . . . . . . .   74

ARTICLE XXIII LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

    23.1    Loan Applications  . . . . . . . . . . . . . . . . . . . . . . .   76
    23.2    Loan Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
    23.3    Offset Rights  . . . . . . . . . . . . . . . . . . . . . . . . .   77
    23.4    Liquidation of Account . . . . . . . . . . . . . . . . . . . . .   78
    23.5    Earmarked Investment . . . . . . . . . . . . . . . . . . . . . .   78


                                       v.

                                  INTRODUCTION

              The Komag, Incorporated Savings and Deferred Profit-Sharing Plan is hereby restated in its entirety effective January 1, 1994 in order to bring the Plan into compliance with final Treasury Regulations applicable to tax-qualified plans under Code Sections 401(a) and 401(k). The Plan was previously restated effective July 1, 1992 as a combined salary deferral program under Section 401(k) of the Code and deferred profit-sharing plan under Section 401(a) of the Code. The salary deferral program became effective on July 1, 1990, and contributions to such program are governed by the terms and conditions of Articles IV - VII. The deferred profit-sharing program became effective as of January 1, 1990, and contributions to such program are governed by the terms and conditions of Article VIII.

                                   ARTICLE I

                                  DEFINITIONS

              Whenever used in this Plan, the following terms shall have the meanings indicated below:

              1.1 "Accounts" shall mean one or more of the accounts maintained for a Participant in accordance with the provisions of the Plan.

              1.2 "Administrator" shall mean the person or entity appointed pursuant to Section 16.1 to administer the Plan.

              1.3 "Affiliated Company" shall mean (i) the Company, (ii) any other corporation which is a member of a controlled group of corporations which includes the Company, as determined in accordance with the ownership rules of
Section 1563 of the Code, without regard, however, to subsection (a)(4) or
(e)(3)(C) of such Section 1563, (iii) any other employer entity which is under common control with the Company, as determined in accordance with Regulations issued under Section 414(c) of the Code, (iv) any affiliated service group, as determined under Section 414(m) of the Code, or (v) any other entity required to be aggregated with the Company pursuant to Regulations issued under Section 414(o) of the Code. For purposes of the limitation on benefits set forth in
Article 9, the determination of whether a corporation is an Affiliated Company will be made only after substituting the phrase "more than 50 percent" for the phrase "at least 80 percent" each place the latter phrase appears in Section 1563(a)(1) of the Code.

              1.4 "Beneficiary" shall mean the person or persons entitled, in accordance with Section 13.5, to receive benefits under the Plan following the death of a Participant.

              1.5 "Break in Service" shall have the meaning assigned to such term in Section 2.1.

              1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              1.7 "Company Contributions" shall mean any and all Matching Contributions or Discretionary Contributions made to the Plan from time to time by one or more Participating Companies pursuant to the provisions of Articles VI and VIII.

              1.8 "Company" shall mean Komag, Incorporated or any successor corporation to all or a major portion of the assets or business of Komag, Incorporated which shall by appropriate action adopt the Plan.

              1.9 "Compensation" shall mean (I) all current compensation, wages and earnings paid to a Participant during the Plan Year, whether in cash or property, for services performed while an Employee, but only to the extent such compensation, wages and earnings constitute wages within the meaning of Code
Section 3401(a) which are reportable on Form W-2 or other compensation for which the Participant must be furnished a written statement under Code Section 6041(d) or 6051(a)(3), plus (II) any Section 401(k) Contributions made on the Participant's behalf under this Plan and (III) any other elective contributions made on the Participant's behalf pursuant to salary deferral or reduction arrangements maintained by one or more Affiliated Companies under Sections 125, 401(k), 408(k) and 403(b) of the Code.

              Not more than Two Hundred Twenty Eight Thousand Eight Hundred Sixty Dollars ($228,860.00) of Compensation shall be taken into account per Employee for any Plan Year beginning on or after January 1, 1992, subject, however, to future cost-of-living adjustments authorized from time to time pursuant to Code Section 415(d). In addition to any other applicable limitations set forth in the Plan and notwithstanding any other provisions of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual dollar amount of Compensation taken into account under the Plan per Employee shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00), as adjusted from time to time for increases in the cost-of-living in accordance with Code
Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year shall apply to any period (not exceeding twelve (12) months) over which Compensation is to be determined (the "determination period") beginning in such calendar year. Should the determination period consist of less than twelve (12) months, then the annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12). For Plan Years beginning on or after January 1, 1994, any reference in the Plan to the limitation under Code Section 401(a)(17) shall mean the annual compensation limit set forth above.

              Compensation shall be relevant for certain designated purposes under the Plan. Included among such purposes are: (i) the identification of Highly Compensated Employees and (ii) the determination of whether the Section 401(k) Contributions and the Company Contributions under the Plan discriminate in favor of such Highly Compensated

                                       2.

Employees. The following additional rules shall be applicable in determining Compensation for these clause (i) and clause (ii) specified purposes:

              (A) Each Highly Compensated Employee who is either a five percent (5%) owner or among the ten (10) highest-paid individuals on the basis of his/her own Compensation shall, together with his/her Family Members, be treated as a single Employee under the Plan, and the Compensation of such single Employee shall be deemed to include the Compensation of such Highly Compensated Employee and his/her Family Members.

              (B) In applying the $228,860.00 or $150,000 limitation above, as applicable, any Highly Compensated Employee who is either a five percent (5%) owner or among the ten (10) highest-paid individuals on the basis of his/her own Compensation shall, together with his/her spouse and any lineal descendants who have not attained age nineteen (19) by the close of the Plan Year in question, be treated as a single Employee under the Plan.

              1.10 "Discretionary Contributions" shall mean the contributions to the Plan made by one or more Participating Companies pursuant to the provisions of Section 8.1.

              1.11 "Discretionary Contribution Account" shall mean the Account maintained for each Participant in accordance with Section 8.5.

              1.12 "Deferred Compensation Account" shall have the meaning assigned to such term in Section 5.2.

              1.13 "Deferred Profit-Sharing Program" shall mean that portion of the Plan pursuant to which Discretionary Contributions are to be made by the Participating Companies and allocated to the Discretionary Contribution Accounts of Qualified Participants, all in accordance with the terms and conditions of
Article VIII.

              1.14 "Directors" shall mean the Board of Directors of the Company.

              1.15 "Disability" shall mean the permanent incapacity of a Participant, by reason of any physical or mental impairment or illness expected to result in death or to continue for a period of not less than twelve (12) consecutive months, to perform his/her usual duties for the Company or other Affiliated Company employing him/her.

              1.16 "Effective Date" shall, except as otherwise expressly provided herein, mean January 1, 1994.

              1.17 "Eligible Earnings" shall, for purposes of the Section 401(k) Contributions permitted under the Plan, mean (i) all direct and current cash compensation, including commissions, overtime, double time, vacation pay, advanced vacation pay, jury duty pay, bereavement or sick pay, retroactive pay, Company or personal holiday pay, shift or other differentials, and all foreign service/temporary assignment premiums or differentials,

                                       3.

which a Participating Company pays to an Eligible Employee while a Participant in the Plan, (ii) the Section 401(k) Contributions made on behalf of such Eligible Employee for the Plan Year, and (iii) any amounts contributed by such Eligible Employee on a pre-tax basis during the Plan Year pursuant to salary deferral or reduction arrangements in effect with one or more Affiliated Companies under Code Section 125 or 408(k). "Eligible Earnings" shall, for purposes of the allocation of Discretionary Contributions and Forfeitures under
Section 8.4 of the Plan, mean the base salary paid by a Participating Company to an Eligible Employee while a Participant in the Plan.

              Under no circumstances shall the Eligible Earnings of any individual include, whether for Section 401(k) Contribution or Company Contribution or Forfeiture purposes, (i) any remuneration paid to the Employee prior to such Employee's commencement of participation in the Deferred Profit-Sharing Program (for purposes of applying the provisions of Article VIII) or prior to such Employee's eligibility for participation in the Salary Deferral Program (for purposes of applying the provisions of Articles IV - VII), (ii) any remuneration paid in the form of reimbursed moving and relocation expenses or home mortgage differential payments or any income reportable by reason of automobile allowances provided by one or more Affiliated Companies, (iii) any income realized upon exercise of non-qualified stock options or upon disqualifying dispositions of stock acquired under incentive stock options, (iv) any income recognized by the Employee under Section 79 of the Code by reason of group-term life insurance coverage in excess of Fifty Thousand Dollars ($50,000.00), (v) any amounts paid to the Employee under the Company's Management Bonus Plan (or its successor) or Cash Profit-Sharing Plan (or its successor), (vi) any other special bonuses or other incentive-type payments,
(vii) any Company Contributions made to this Plan, and (viii) any Affiliated Company contributions made to any other pension, profit sharing, stock bonus, group insurance or other employee welfare plan now or hereafter adopted.

              The following additional rules shall be applicable in determining an individual's Eligible Earnings under the Plan:

              (A) Each Highly Compensated Employee who is either a five percent (5%) owner or among the ten (10) highest-paid individuals on the basis of Compensation (as determined under Section 1.9) shall, together with his/her spouse and any lineal descendants who have not attained age nineteen (19) by the close of the Plan Year in question, be treated as a single Employee unit under the Plan, and the Eligible Earnings of such single Employee unit shall be deemed to include the Eligible Earnings of such Highly Compensated Employee and his/her spouse and lineal descendants who have not attained age nineteen (19) by the close of such Plan Year.

              (B) Not more than Two Hundred Twenty Eight Thousand Eight Hundred Sixty Dollars ($228,860.00) of Eligible Earnings shall be taken into account per Employee unit under subparagraph (A) for any Plan Year beginning on or after January 1, 1992, subject, however, to future cost-of-living adjustments authorized from time to time pursuant

                                       4.

to Code Section 415(d). In addition to any other applicable limitations set forth in the Plan and notwithstanding any other provisions of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual dollar amount of Eligible Earnings taken into account under the Plan per Employee shall not exceed the limitation under Code Section 401(a)(17).

              (C) The Eligible Earnings determined for any single Employee unit pursuant to subparagraphs (A) and (B) above shall be applied in the calculation of (I) the Section 401(k) Contributions (expressed as a percentage of such Eligible Earnings) which the members of such Employee unit may elect to be made on their behalf under the Plan and (II) the Company Contributions and Forfeitures which are to be allocated to such members in accordance with Articles VI and VIII of the Plan. Accordingly, for purposes of such calculations, the Eligible Earnings determined for such Employee unit shall be allocated among the members in proportion to the dollar amount of their individual Eligible Earnings prior to imposition of the subparagraph (B) limitation above.

              1.18 "Eligible Employee" shall mean each and every Employee of a Participating Company. However, there shall be excluded from the class of Eligible Employees for all purposes under the Plan:

                      (i) any Employee whose terms and conditions of employment are established under a collective bargaining agreement pursuant to which retirement benefits have been the subject of good-faith bargaining,

                      (ii) any Employee who is a non-resident alien with no earned income (within the meaning of Code Section 911(b)) from a Participating Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)),

                      (iii) any Employee who works on a part-time basis of less than thirty-two (32) Hours of Service per week per Plan Year,

                      (iv) any Employee who is a member of any other group or class of Employees which the Board of Directors of any Participating Company determines, pursuant to a policy which does not discriminate in favor of Highly Compensated Employees, not to include as Eligible Employees under the Plan, and

                      (v) any Employee who has separated from active employment with the Company or any other Affiliated Company by reason of Disability.

              1.19 "Employee" shall mean (i) any person who is employed by any Affiliated Company to render personal services and whose earnings constitute wages under Section 3121(a) of the Code and (ii) any individual who performs services for an Affiliated

                                       5.

Company if such individual is required to be treated as a Leased Employee under the provisions of Section 19.12 of the Plan.

              1.20 "Employment Date" shall have the meaning assigned to such term in Section 2.3.

              1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

              1.22 "Family Member" shall mean, with respect to any Highly Compensated Employee, such Employee's spouse, any lineal ascendant or descendant of such Employee and the spouses of such lineal ascendants or descendants.

              1.23 "Fiduciary" shall have the meaning assigned to such term in
Section 16.7.

              1.24 "Forfeiture" shall mean that portion of a Discretionary Contribution or Matching Contribution Account which is forfeited under Section
13.3 following the Participant's termination of Employee status. Only Forfeitures from the Discretionary Contribution Accounts of Participants shall be subject to reallocation to other Participants in accordance with Section 8.4.

              1.25 "Funds" shall have the meaning assigned to such term in
Section 10.1.

              1.26 "Highly Compensated Employee" shall mean an Employee in Service status who

                      (i) is, at any time during the Determination Period in effect for the Plan Year, a five percent (5%) owner (as determined under Section 416(i)(1) of the Code) of any Affiliated Company;

                      (ii) received aggregate Compensation for such Determination Period in excess of Seventy Five Thousand Dollars ($75,000.00);

                      (iii) received aggregate Compensation for such Determination Period in excess of Fifty Thousand Dollars ($50,000.00) and is a member of the Top-Paid Group for the same Determination Period;

                      (iv) is an officer of any Affiliated Company and received aggregate Compensation for the Determination Period in excess of fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) at the start of such Determination Period; or

                      (v) is one of the one hundred (100) Employees whose Compensation for the current Plan Year is the highest and either (A) is, at any time during the current

                                       6.

Plan Year, a five percent (5%) owner (as determined under Section 416(i)(1) of the Code) of any Affiliated Company or (B) would fall within category (ii),
(iii) or (iv) above for the current Plan Year if the current Plan Year were substituted for the Determination Period in each of such categories.

              The dollar amounts of aggregate Compensation specified in categories (ii) and (iii) shall be automatically adjusted each Plan Year beginning after December 31, 1987 to take into account increases in the cost of living, in accordance with Regulations issued under Code Section 415(d).

              The Determination Period in effect for each Plan Year shall be the calendar year immediately preceding that Plan Year.

              For purposes of category (iii) above, the term "Top-Paid Group" shall mean the top twenty percent (20%) of all Employees (including any Leased Employees treated as Employees pursuant to Section 19.12) when ranked on the basis of the Compensation paid to such Employees for the Plan Year under consideration. However, for purposes of calculating the number of Employees in the Top-Paid Group, the following Employees shall be excluded:

              a. Employees who have completed less than six (6) months of Service,

              b. Employees who normally work less than 17-1/2 hours per week,

              c. Employees who normally work six (6) months or less during the Determination Period,

              d. Employees who have not attained age 21,

              e. Employees who have incurred a Severance Date prior to the start of the Plan Year under consideration, and

              f. Employees who are excluded from the definition of Eligible Employee under Section 1.18 by reason of subparagraph (ii) thereof.

              For purposes of category (iv) above, the number of officers to be treated as Highly Compensated Employees shall not exceed the lesser of
(A) fifty (50) Employees or (B) ten percent (10%) of all Employees, disregarding any Employees excluded in determining the Top Paid Group as provided in subparagraphs a through f above.

              The following two additional rules shall be in effect for determining whether an Employee is a member of the group of Highly Compensated Employees for any Plan Year under consideration:

                                       7.

              1. If an Employee is a Family Member of a five percent (5%) owner or any of the ten (10) highest-paid individuals in the group of Highly-Compensated Employees for the Plan Year under consideration, then such Employee shall not be considered a separate Employee, and any Compensation paid to such individual shall be treated as Compensation paid to such five percent (5%) owner or such top ten (10) Highly-Compensated Employee.

              2. A former Employee who separates from Service (whether actually or constructively) shall continue to be treated as a Highly-Compensated Employee if (A) such Employee was a Highly-Compensated Employee at any time during the Plan Year in which his/her Severance Date occurs or (B) such Employee was a Highly-Compensated Employee at any time after attainment of age fifty-five (55).

              Leased Employees who are not to be treated as Employees pursuant to the provisions of Section 19.12 shall not be treated as Employees for purposes of this Section 1.26.

              For purposes of this Section 1.26, the Compensation of each Employee shall be determined on an aggregate basis as if all the Affiliated Companies were a single employer entity paying such Compensation. All other determinations under this Section 1.26 shall be made in accordance with Code
Section 414(q) and the Regulations thereunder.

              1.27 "Hour of Service" shall have the meaning assigned to such term in Section 2.2.

              1.28 "Investment Manager" shall have the meaning assigned to such term in Section 16.5.

              1.29 "Leased Employee" shall have the meaning assigned to such term in Section 19.12.

              1.30 "Matching Contribution" shall mean the contributions made to the Plan by one or more Participating Companies pursuant to the provisions of
Section 6.1.

              1.31 "Matching Contribution Account" shall mean the Account maintained for each Participant in accordance with Section 6.2.

              1.32 "Non-Highly Compensated Work Force" shall, for purposes of
Section 19.12, mean the aggregate number of individuals (other than Highly Compensated Employees) who are either (A) actual full-time Employees of one or more Affiliated Companies with at least one year of Service under Section 2.4 or
(B) Leased Employees under Section 19.12 (determined without regard to the exclusion provided by the last sentence thereof).

                                       8.

              1.33 "Operating Profits" shall mean the consolidated earnings and profits of Komag and the other Affiliated Companies for the fiscal year coincident with the Plan Year, as determined for financial accounting purposes in accordance with generally accepted accounting principles, adjusted to exclude: (i) income or franchise taxes for such fiscal year, (ii) any Discretionary or Matching Contributions made to this Plan for the Plan Year coincidental with such fiscal year, (iii) any matching contributions made by Dastek, Inc. (and any companies affiliated with Dastek, Inc.) to the Dastek, Inc. Deferred Savings Plan, (iv) any amounts accrued by the Affiliated Companies pursuant to the Komag, Incorporated Management Bonus Plan (or its successor) or the Komag, Incorporated Cash Profit Sharing Plan (or its successor) for such fiscal year, (v) any bonus or other incentive payment accrued by the Affiliated Companies for such fiscal year, (vi) all items of income, gain, loss or expense for such fiscal year determined by the Directors to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, whether or not such items would otherwise be considered to be extraordinary in accordance with the standards established by Opinion No. 30 of the Accounting Principles Board, and (vii) any profit or loss attributable to the business operations of any entity acquired by an Affiliated Company during such fiscal year.

              1.34 "Participant" shall mean each Eligible Employee who participates in the Deferred Profit-Sharing Program and/or Salary Deferral Program in accordance with the provisions of the Plan.

              1.35 "Participating Company" shall mean the Company and any other Affiliated Company which adopts the Plan with the approval of the Administrator. Subject to the Administrator's approval, an Affiliated Company may elect to participate in only the salary deferral program in effect under Articles IV-VII of the Plan or in only the deferred profit-sharing program in effect under
Article VIII of the Plan. In such event, the Affiliated Company shall be a Participating Company only with respect to the particular program elected under the Plan. The Participating Companies in the Plan, as of the Effective Date, are listed in attached Schedule A.

              1.36 "Plan" shall mean the Komag, Incorporated Savings and Deferred Profit-Sharing Plan, as set forth in this document and in amendments from time to time made hereto.

              1.37 "Plan Quarter" shall mean the three (3)-month period coincident with each calendar quarter.

              1.38 "Plan Year" shall mean the 52-53 week period ending on the Sunday closest to December 31 each calendar year.

              1.39 "Profits" shall mean, for purposes of any and all Discretionary Contributions made to the Plan, current or accumulated earnings and profits, as determined for financial accounting purposes in accordance with generally accepted accounting

                                       9.

principles, but before deduction of the following amounts for the then current fiscal year: (i) income or franchise taxes and (ii) any Discretionary or Matching Contributions made to this Plan.

              1.40 "Qualified Domestic Relations Order" shall have the meaning assigned to such term in Section 21.1(d).

              1.41 "Qualified Participant" shall, with respect to the Participant's entitlement to a Section 401(k) Contribution for any payroll period, have the meaning assigned to such term in Section 5.1; shall, with respect to the Participant's entitlement to any Matching Contribution for the Plan Year, have the meaning assigned to such term in Section 6.1; and shall, with respect to the Participant's entitlement to an allocation of any Discretionary Contribution (or Forfeiture) for each six (6)-month fiscal period in effect under the Plan, have the meaning assigned to such term in Section 8.4.

              1.42 "Regulations" shall mean the Treasury Regulations of the Secretary of the Treasury, as issued from time to time.

              1.43 "Retirement" shall mean the termination of Employee status on or after the attainment of age 65.

              1.44 "Salary Deferral Program" shall mean the portion of the Plan pursuant to which Section 401(k) Contributions and Matching Contributions are to be made on behalf of Qualified Participants in accordance with the terms and conditions of Article IV - VIII.

              1.45 "Section 401(k) Contribution" shall have the meaning assigned to such term in Section 4.1.

              1.46 "Section 401(k) Election" shall have the meaning assigned to such term in Section 4.1.

              1.47 "Severance Date" shall have the meaning assigned to such term in Section 2.5.

              1.48 "Severance Period" shall have the meaning assigned to such term in Section 2.6.

              1.49 "Trust Agreement" shall mean the agreement referred to in
Article XII.

              1.50 "Trustee" shall mean the person or persons appointed in accordance with Article XII.

              1.51 "Trust Fund" shall mean all assets held by the Trustee pursuant to the terms of the Trust Agreement.



                                       10.

              1.52 "Valuation Date" shall mean the last business day of each Plan Quarter and such other date or dates as may be designated by the Administrator for the valuation of Accounts.

              1.53 "Vesting Service" shall have the meaning assigned to such term in Section 2.7.

              1.54 Additional Terms. The following items shall have the meanings assigned to them in the specific sections of the Plan indicated:

   Term                                                               Section
   ----                                                               -------
   Annual Addition                                                    9.1(a)
   Direct Rollover                                                    14.5
   Distributee                                                        14.5
   Eligible Retirement Plan                                           14.5
   Eligible Rollover Distribution                                     14.5
   Excess Combined Contributions                                      7.4(b)
   Excess Dollar Deferral                                             4.8(b)
   Excess 401(k) Contribution                                         4.7(b)
   Family Group                                                       4.6(c)
   Fiduciary                                                          16.7
   Key Employee                                                       22.1(a)
   Limitation Year                                                    9.1(b)
   Maternity Leave                                                    2.5(c)
   Other Plan                                                         9.1(a)
   Paternity Leave                                                    2.5(c)
   Plan Loans                                                         23.2(b)
   Remuneration                                                       9.01(c)
   Required Beginning Date                                            13.1(c)
   Rollover Account                                                   14.5
   Spouse                                                             13.5(f)
   Top-Heavy                                                          22.2
   Top-Heavy Contribution                                             22.3
   Top-Heavy Contributions Account                                    22.3



                                       11.

                                   ARTICLE II

                               SERVICE DEFINITIONS

              2.1 Break in Service. The term "Break in Service" shall mean a Severance Period of sixty (60) consecutive months or more.

              2.2 Hour of Service. The term "Hour of Service" shall mean (i) an hour for which an Employee is paid or entitled to payment by an Affiliated Company for the performance of duties, (ii) an hour for which an Employee is paid or entitled to payment by an Affiliated Company for a period during which no duties are performed (whether or not the employment relationship has terminated) on account of vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence, and (iii) an hour (to the extent not already credited under clause (i) or (ii) above) for which back pay for the Employee is awarded or agreed to by an Affiliated Company, irrespective of mitigation of damages. However, any hour for which an Employee is directly or indirectly paid under a plan maintained by an Affiliated Company solely to comply with applicable worker's compensation, unemployment compensation or disability insurance laws or solely to reimburse the Employee for medical or medically related expenses incurred by the Employee shall not be counted as an Hour of Service.

              The number of Hours of Service to be credited for periods during which the Employee performs no duties and the crediting of Hours of Service to specific Plan Years shall be determined by the Administrator in accordance with subsections (b) and (c) of Department of Labor Regulations $2530.200b-2. Except as otherwise provided in Section 2.3 of the Plan, however, not more than 501 Hours of Service shall be credited to an Employee for any single continuous period during which the Employee performs no duties.

              2.3 Employment Date. The term "Employment Date" shall mean the date on which the Employee first renders an Hour of Service for an Affiliated Company. However, should an Employee incur a Severance Date and thereafter return to Service, the following special rules shall be in effect for determining the Employment Date of such Employee:

              (a) Should such Employee incur a Break in Service prior to the completion of at least twelve (12) months of Service, then such Employee shall, upon resumption of Service, be treated as a new Employee for eligibility and vesting purposes, and his/her Employment Date shall be the first day following such Severance Period on which he/she next renders an Hour of Service.

              (b) Should such Employee incur a Severance Period of twelve (12) consecutive months or more but not otherwise be charged with a new Employment Date

                                       12.

pursuant to the provisions of subparagraph (a) above, then such Employee shall retain his/her prior Service credits for eligibility and vesting purposes, but the applicable Employment Date under Section 2.3 of such Employee shall, for purposes of accruing future Service credits upon his/her resumption of Service, be adjusted to the first day following such Severance Period on which the Employee next renders an Hour of Service.

              2.4 Service. The term "Service" shall mean the Participant's period or periods of employment with the Company or any other Affiliated Company. Each such period shall begin with the Participant's Employment Date (as adjusted from time to time under Section 2.3) and end with the first Severance Date thereafter which marks the start of a Severance Period of twelve (12) consecutive months or more. Any Severance Period of less than twelve (12) consecutive months shall be included within the Participant's period of Service. Accordingly, the overall Service of the Participant shall be comprised of the period of employment (whether or not continuous) commencing on his/her initial Employment Date (or his/her new Employment Date under subparagraph (a) of
Section 2.3) and ending with his/her final Severance Date, but there shall be excluded from Service any intervening Severance Period of twelve (12) consecutive months or more. In addition, the following special rules shall be applicable to the determination of the Participant's overall period of Service:

                      (i) If any pension or profit-sharing plan maintained by a corporation, partnership, proprietorship or other business entity which becomes a Participating Company or is merged into, consolidated with, or all or a substantial part of the assets of which are acquired by, any Participating Company is deemed under Section 414(a)(1) of the Code and the applicable Regulations to be a "predecessor plan" to this Plan, then Service shall include, for each participant in such predecessor plan, all periods of employment rendered by such person prior to the acquisition or affiliation which are required to be taken into account for eligibility and vesting purposes under the predecessor plan.

                      (ii) To the extent subparagraph (i) is not otherwise applicable, Service shall include, for each employee of a corporation, partnership, proprietorship or other business entity which is merged into, consolidated with, or all or a substantial part of the assets of which are acquired by, any Participating Company, such periods of employment rendered by such person to the predecessor employer prior to the acquisition or affiliation as the Administrator shall deem appropriate; provided such determination shall not discriminate in favor of Highly Compensated Employees.

                      (iii) The Participant's overall period of Service shall be divided into one or more months of Service on the basis that each thirty (30) days of Service (whether or not completed consecutively) equals one full month of Service, and for every twelve (12)

                                       13.

months of Service (as so calculated) rendered by the Participant, he/she shall be credited with one full year of Service.

              2.5 Severance Date.

              (a) The term "Severance Date" shall mean the earlier of (i) the date on which the Employee quits, dies, retires or is discharged or (ii) the date which is twelve (12) months after the commencement date of any other absence from employment with an Affiliated Company; provided, however, that layoffs, approved leaves of absence and Maternity and Paternity Leaves shall be governed by the specific provisions of paragraphs (b), (c) and (d) of this
Section 2.5.

              (b) An Employee who is absent from active employment by reason of a leave of absence approved by the Affiliated Company employing him/her shall not incur a Severance Date during the period of the leave, provided such Employee returns to active employment with an Affiliated Company within thirty
(30) days after the expiration date of the period for which such leave of absence is authorized or (if applicable) prior to the expiration date of any longer period of time for which the reemployment rights of the Employee are protected by law. Leaves of absence may be approved for reasons of health, governmental service, military duty or other purpose. Except as otherwise provided in Section 2.4, should the Employee fail to return to active employment with an Affiliated Company within the applicable time period following the termination of the leave, then such Employee shall (unless such failure is occasioned by reason of Retirement, death or Disability) be deemed to have incurred a Severance Date as of the earliest of (i) the date which is twelve
(12) months after the commencement of such leave of absence, (ii) the date on which the authorized period of such leave expires, or (iii) the date on which the Employee quits or is discharged. If the Employee fails to return to active employment within the applicable time period by reason of his/her death, Disability or Retirement, then such Employee shall be deemed to have incurred a Severance Date as of the date of such death, Disability or Retirement.

              (c) An Employee who remains absent from active employment by reason of a Maternity or Paternity Leave (as defined below) shall be deemed to incur a Severance Date upon the earlier of (i) the date which is twenty-four
(24) months after the commencement of the Maternity or Paternity Leave or (ii) the date on which the Employee quits, dies or retires; provided, however, that solely for purposes of calculating Vesting Service under Section 2.7, only the first twelve (12) months of such Maternity or Paternity Leave shall be taken into account as Service and the next twelve (12) months of such Maternity or Paternity Leave shall be considered neither a period of Service nor a Severance Period. In the event the Maternity or Paternity Leave also constitutes an approved leave of absence under Section 2.5(b), then the provisions of Section 2.5(b), to the extent they provide more favorable Service credits to the Employee than the corresponding provisions of this Section 2.5(c), shall be controlling.

                                       14.

              For purposes of this Section 2.5(c), a Maternity or Paternity Leave is any absence of the Employee, whether or not approved under Section 2.5(b), which is directly attributable to and caused by:

                    (i) such Employee's pregnancy,

                   (ii) the birth of a child of such Employee,

                  (iii) the placement of a child with such Employee in connection with the Employee's adoption of such child, or

                   (iv) the care of such child for a period beginning with such birth or placement.

              The Administrator may, as a condition to the Employee's qualification for the special benefits provided under this Section 2.5(c), require the Employee to provide written confirmation and other substantiation as follows:

                      (1) on or before the commencement of the leave, that the absence will qualify as a Maternity or Paternity Leave in accordance with the criteria specified in clauses (i) through (iv) above, and

                      (2) on or before the completion of the leave, the number of days for which the Maternity or Paternity Leave was in fact incurred for one or more of the causes specified in clauses (i) through (iv) above.

              (d) An Employee who is absent from active employment by reason of a temporary layoff shall not incur a Severance Date during the period of such layoff, provided such Employee returns to active employment with an Affiliated Company within thirty (30) days after the date the Employee is recalled to employment. If the Employee fails to return to active employment prior to the expiration of such thirty (30) day period or if the Employee is not recalled to employment within twelve (12) months after the commencement date of the layoff, then such Employee shall be deemed to have incurred a Severance Date as of the earliest of (i) the date which is twelve (12) months after the commencement date of the layoff, (ii) the date of the recall or (iii) the date the Employee quits, dies, retires or is discharged.

              2.6 Severance Period. The term "Severance Period" shall mean the period commencing with the Employee's Severance Date and ending with the date on which such Employee next performs an Hour of Service.

              2.7 Vesting Service. The term "Vesting Service" shall mean the Employee's overall period of Service measured from his/her applicable Employment Date under Section 2.3 (including Service rendered prior to the Effective Date) and ending with his/her final

                                       15.

Severance Date; provided, however, that there shall not be included within such Vesting Service any Severance Period or Periods of twelve
(12) consecutive months or more. The Employee's period of Vesting Service shall be divided into one or more months of Vesting Service on the basis that each thirty (30) days of Vesting Service (whether or not completed consecutively) equals one full month of Vesting Service, and for each twelve (12) months of Vesting Service (as so calculated) rendered by the Employee, he/she shall be credited with one year of Vesting Service. HOWEVER, ALL VESTING SERVICE CREDITED UNDER THE PLAN SHALL BE SUBJECT TO THE FOLLOWING RULE: UNDER NO CIRCUMSTANCES SHALL SERVICE RENDERED BY A PARTICIPANT AFTER A BREAK IN SERVICE BE TAKEN INTO ACCOUNT IN DETERMINING THE PERCENTAGE TO WHICH THE PARTICIPANT IS VESTED IN THAT PORTION OF HIS/HER DISCRETIONARY CONTRIBUTION OR MATCHING CONTRIBUTION ACCOUNT (INCLUDING ALLOCATED FORFEITURES) ATTRIBUTABLE TO DISCRETIONARY OR MATCHING CONTRIBUTIONS WHICH ACCRUED PRIOR TO SUCH BREAK IN SERVICE.

              The duration of any Break in Service, whether for purposes of this
Section 2.7 or Section 2.3 above, shall be measured from the Severance Date in effect for the Employee pursuant to Section 2.5 (including the special provisions of Section 2.5(c)).

                                       16.

                                   ARTICLE III

                                  PARTICIPATION

              3.1 Eligibility Rules.

              (a) Every Eligible Employee who is a Participant in the Plan on the Effective Date of this restatement shall continue to participate in both the Deferred Profit-Sharing Program and the Salary Deferral Program in accordance with the provisions of this restatement. Every other Eligible Employee shall become a Participant in the Deferred Profit-Sharing Program immediately upon completion of six (6) months of Service and shall be eligible for participation in the Salary Deferral Program on the first day of the first Plan Quarter following completion of at least six (6) months of Service.

              (b) Should the individual not be an Eligible Employee on the applicable commencement date for participation under subparagraph (a) above, then such individual shall not become a Participant in the Deferred Profit-Sharing Plan, nor be eligible for participation in the Salary Deferral Program, until the first day thereafter on which he/she is in fact an Eligible Employee.

              (c) Should an individual leave the employ of Komag Material Technology, Inc. (or any other company or entity affiliated with Komag Material Technology, Inc. within the meaning of such term under Section 1.3 of the Komag Material Technology, Inc. Deferred Savings Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Komag Material Technology, Inc. and transfer directly to Eligible Employee status under this Plan, without any intervening period of other employment, then such individual shall, for purposes of satisfying the applicable Service requirement specified in subparagraph (a) above, be immediately credited with the same period of eligibility service with which such individual is credited under the Komag Material Technology, Inc. Deferred Savings Plan immediately prior to his/her transfer to Eligible Employee status. Accordingly, if such individual is credited with at least six (6) months of service for eligibility purposes under the Komag Material Technology, Inc. Deferred Savings Plan at the time of transfer to Eligible Employee status under this Plan, then such individual shall be immediately eligible for participation in both the Salary Deferral Program and the Deferred Profit-Sharing Program under this Plan.

              (d) Should an individual leave the employ of Dastek, Inc. (or any other company or entity affiliated with Dastek, Inc. within the meaning of such term under Section 1.3 of the Dastek, Inc. Deferred Savings Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Dastek, Inc. and transfer directly to Eligible Employee status under this Plan, without any intervening period of other employment, then such individual shall, for purposes of satisfying the applicable Service requirement specified in subparagraph (a) above, be credited under this Plan with the same period of eligibility service with which such individual is credited under the Dastek, Inc.

                                       17.

Deferred Savings Plan immediately prior to his/her transfer to Eligible Employee status. Accordingly, if such individual is credited with at least six (6) months of service for eligibility purposes under the Dastek, Inc. Deferred Savings Plan at the time of transfer to Eligible Employee status under this Plan, then such individual shall be immediately eligible for participation in the Salary Deferral and Deferred Profit-Sharing Programs in effect under this Plan.

              3.2 Cessation and Resumption of Participation. Every Eligible Employee who becomes a Participant shall continue to participate in the Plan until his/her Accounts shall have been distributed under Article XIV or forfeited under Section 13.3. However, no further Section 401(k) or Company Contributions or Forfeitures shall be allocated to the Accounts of a Participant after the Participant ceases to be an Eligible Employee, other than any allocations required to be made pursuant to Sections 5.2, 6.2 and 8.4 for the Plan Year in which such cessation of Eligible Employee status occurs. A former Participant who resumes Eligible Employee status after his/her Accounts have been distributed or forfeited shall become a Participant again on the first day following such resumption of Eligible Employee status; provided, however, that
Section 401(k) Contributions shall not resume on behalf of such Participant prior to the first day of the first Plan Quarter following his/her resumption of Eligible Employee status.

              3.3 Suspended Participation. A Participant who ceases to be an Eligible Employee but who does not separate from Service shall become a suspended Participant. Unless an applicable collective bargaining agreement otherwise provides, no Section 401(k) Contributions or Company Contributions or Forfeitures shall be allocated to the Accounts of such Participant which are based on his/her Eligible Earnings for such suspension period. However, such Participant shall continue to accrue Vesting Service during the suspension period.

              3.4 Salary Continuation Period. A Participant who ceases active Employee status but who is otherwise to receive salary continuation payments for a specified period after which he/she is not expected to return to active Employee status shall not be treated as a Participant during the salary continuation period. Accordingly, no Section 401(k) Contributions and no Company Contributions or Forfeitures shall be allocated to the Accounts of such individual on the basis of his/her salary continuation payments, and such individual shall not accrue any additional Vesting Service during the salary continuation period.

                                       18.

                                   ARTICLE IV

                            SECTION 401(K) ELECTIONS

              4.1 Section 401(k) Election. Each individual eligible for participation in the Salary Deferral Program may file a Section 401(k) Election with the Administrator indicating his/her election to have the Participating Company employing him/her (i) reduce his/her Eligible Earnings each pay period by a specified dollar amount or specified percentage (in any increment of one
(1)%) up to the maximum dollar amount or percentage permitted by the Administrator for the Plan Year, but in no event more than Nine Thousand Two Hundred Forty Dollars ($9,240.00) in the aggregate per calendar year, and (ii) contribute the specified amount to the Plan as a Section 401(k) Contribution on his/her behalf under Section 5.1. Section 401(k) Contributions shall not include any amounts deferred pursuant to the Salary Deferral Program which are properly distributed pursuant to Section 9.3 as excess Annual Additions. The dollar limitation of clause (i) shall be automatically adjusted each calendar year after the 1995 calendar year to the extent permitted under Code Section 402(g) and the Regulations issued thereunder.

              4.2 Application. Each individual eligible for participation in the Salary Deferral Program may make a Section 401(k) Election by filing the prescribed application form with the Administrator. The application shall specify the dollar or percentage reduction in such individual's Eligible Earnings (up to the annual dollar maximum) and shall authorize the Participating Company employing such Participant to deduct the specified amount from his/her Eligible Earnings each pay period and pay the same into the Trust Fund on his/her behalf.

              4.3 Filing Period. The initial Section 4.2 application may be filed, within the period designated by the Administrator, prior to the date the individual first becomes eligible for participation in the Salary Deferral Program in accordance with Section 3.1 and shall become effective as of the first day of the first payroll period coinciding with or next following such eligibility date, whereupon such individual shall become an actual Participant in the Salary Deferral Program. An individual who does not file the Section 4.2 application during the first application period for which he/she is eligible may subsequently file such application at any time thereafter, and the Section 401(k) Election of such individual shall become effective as of the first day of the first Plan Quarter following the date the Section 4.2 application is filed, whereupon such individual shall become an actual Participant in the Salary Deferral Program. In no event shall the Section 401(k) Election be effective for any Eligible Earnings paid to the individual prior to the date he/she becomes an actual Participant in the Salary Deferral Program.


                                       19.

              4.4 Modification/Termination.

              (a) The Section 401(k) Election of a Participant in the Salary Deferral Program shall remain in effect until modified or terminated in accordance with the provisions of subparagraphs (b) and (c) below.

              (b) The Participant may modify the Section 401(k) Election in effect for him/her at the time by filing the prescribed modification form with the Administrator. In the form the Participant shall indicate the new dollar amount or percentage (subject to the annual dollar maximum) by which his/her Eligible Earnings are to be reduced and the corresponding increase or decrease in the Section 401(k) Contributions to be made on his/her behalf. The modification shall become effective as of the first day of the first Plan Quarter following the date the form is filed.

              (c) The Participant may terminate his/her Section 401(k) Election at any time upon written notice to the Administrator, and the termination shall become effective as of the first day of the first payroll period beginning not later than fifteen (15) days after the date such notice is filed. The Section 401(k) Election of a Participant shall automatically terminate upon his/her cessation of Eligible Employee status, and a new Section 401(k) Election for such Participant shall not subsequently become effective prior to the first day of the first Plan Quarter following his/her resumption of Eligible Employee status.

              4.5 Absences. The Section 401(k) Election of a Participant shall be automatically suspended as of the first day of the first payroll period following the commencement of an authorized but unpaid leave of absence under
Section 2.5(b), an unpaid Maternity or Paternity Leave under Section 2.5(c) or a layoff under Section 2.5(d). Should the Participant return from such leave of absence as an Eligible Employee, then his/her Section 401(k) Election shall be automatically reinstated, effective as of the first day of the first Plan Quarter following such return, at the rate in effect at the time the leave of absence commenced, unless the Participant makes a new Section 401(k) Election under this Article IV prior to the date of such reinstatement.

              4.6 Limitation. (a) The Section 401(k) Contributions allocable to the Deferred Compensation Accounts of Participants for any Plan Year must satisfy one of the deferral percentage tests specified below:

                      (i) The actual deferral percentage (as defined below) for Eligible Employees who are among the group of Highly Compensated Employees for such Plan Year must not be more than the product of (i) the actual deferral percentage for all other Eligible Employees as a group and (ii) 1.25; or

                      (ii) The actual deferral percentage for Eligible Employees who are among the group of Highly Compensated Employees for such Plan Year must not be more

                                       20.

than two (2) percentage points greater than the actual deferral percentage for the remaining Eligible Employees, and the actual deferral percentage for Eligible Employees within such group of Highly Compensated Employees must not be more than the product of (i) the actual deferral percentage for the remaining Eligible Employees and (ii) 2.0.

              (b) For purposes of making the calculations required under this
Section 4.6, the following provisions shall be in effect:

                      (i) The actual deferral percentage for any group of Eligible Employees shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the aggregate amount of Section 401(k) Contributions actually allocated for the Plan Year to the Deferred Compensation Account of each Eligible Employee in such group to (ii) the Compensation paid to such Eligible Employee for the Plan Year.

                      (ii) The actual deferral percentage for each Highly Compensated Employee who is either a five percent (5%) owner or among the ten
(10) highest-paid individuals (based on his/her own Compensation) shall be deemed to be the actual deferral percentage for all members of the Family Group of which such Highly Compensated Employee is a member. The Family Group shall include such Highly Compensated Employee plus all other Eligible Employees who are Family Members of such individual. Accordingly, the Section 401(k) Contributions made on behalf of the members of such Family Group and the Compensation of each such Family Member shall be added together in calculating the actual deferral percentage for such Highly Compensated Employee, as if all Eligible Employees within such Family Group were one Highly Compensated Employee, and those members of the Family Group who are not themselves Highly Compensated Employees shall not be taken into account for purposes of determining the actual deferral percentage for the Plan Year for all Eligible Employees who are not Highly Compensated Employees.

                      (iii) If a Highly Compensated Employee participating in this Plan is also eligible for the same Plan Year to participate in another cash or deferred arrangement maintained by any Affiliated Company, then the actual deferral percentage of such Highly Compensated Employee shall be determined under this Section 4.6 by treating all the cash or deferred arrangements in which he/she is eligible to participate as one arrangement.

              (c) If this Plan and any other plan or plans maintained by any Affiliated Company are treated as a single plan for purposes of Code Section 401(a)(4) or 410(b), then the actual deferral percentage for each group of Eligible Employees shall be calculated under this Section 4.6 by treating the cash or deferred arrangements under this Plan and such other plan or plans as a single arrangement.

                                       21.

              4.7 Excess 401(k) Contributions.

              (a) If the Section 401(k) Contributions otherwise allocable to the Deferred Compensation Accounts of Participants for the Plan Year would not satisfy one of the deferral percentage tests specified in Section 4.6, then either or both of the remedial actions set forth in subparagraphs (a) and (b) below shall be taken.

                      (i) The Administrator may, by unilateral action effected at any time during the Plan Year, reduce the Section 401(k) Elections of one or more Participants who are among the group of Highly Compensated Employees to the maximum deferral percentage permissible for such Participant or Participants without contravention of the requirement that the aggregate Section 401(k) Contributions made on behalf of all Participants who are Highly Compensated Employees satisfy one of the deferral percentage tests of Section 4.6.

                      (ii) The Excess 401(k) Contributions made for the Plan Year on behalf of Participants who are among the group of Highly Compensated Employees shall be distributed to them (together with any income allocable to such Excess Contributions) as a current cash payment, subject to all applicable withholding taxes, prior to the close of the immediately succeeding Plan Year. [In order for the Company to avoid an excise tax under Section 4979 of the Code, such distribution would have to be made within 2 1/2 months after the close of the Plan Year.]

              (b) For purposes of subparagraph (a) above, the term "Excess 401(k) Contribution" shall mean for each Highly Compensated Employee the amount by which (i) the Section 401(k) Contributions (expressed as a percentage of Compensation) actually credited for the Plan Year to his/her Deferred Compensation Account exceeds (ii) the maximum deferral percentage permissible for such individual without contravention of the requirement that the aggregate
Section 401(k) Contributions on behalf of all Participants who are Highly Compensated Employees satisfy one of the deferral percentage tests of Section
4.6. The clause (ii) percentage applicable to each Highly Compensated Employee shall be determined in accordance with the following process: first, the actual deferral percentage for the Highly Compensated Employee with the highest such percentage shall be reduced until such reduced percentage equals the greater of
(A) the actual deferral percentage required in order to allow the actual deferral percentage for all Highly Compensated Employees to satisfy the limitation of Section 4.6 or (B) the actual deferral percentage of the Highly Compensated Employee with the next highest percentage; then, the process shall be repeated in the order of the actual deferral percentages for the Highly Compensated Employees, beginning with the Employee with the next highest percentage, until the limitation of Section 4.6 is satisfied for the aggregate
Section 401(k) Contributions made on behalf of all Highly Compensated Employees.

              (c) Any distributions which are to be made pursuant to this
Section 4.7 shall be effected in compliance with the following provisions:



                                       22.

                      (i) The distribution to the affected Highly Compensated Employees shall be made in proportion to their share of Excess 401(k) Contributions for the Plan Year.

                      (ii) The income allocable to the Excess 401(k) Contribution shall be calculated by multiplying (A) the income allocable to the Participant's Deferred Compensation Account for the Plan Year for which such contribution is made by (B) a fraction the numerator of which is the Excess 401(k) Contribution made on the Participant's behalf for such Plan Year and the denominator of which is the balance credited to the Deferred Compensation Account of such Participant on the last day of such Plan Year, decreased by the earnings and increased by the losses allocable to such Account for the Plan Year.

                      (iii) The amount of Excess 401(k) Contributions shall be reduced by any Excess Dollar Deferrals previously distributed to the Participant under Section 4.8(a) for his/her taxable year coincident with such Plan Year.

                      (iv) The Excess 401(k) Contribution, together with the income thereon, distributed to the Participant shall, at the time of such distribution, be deducted from the Participant's Deferred Compensation Account.

                      (v) Should the actual deferral percentage of a Highly Compensated Employee be determined on the basis of the Compensation and Section 401(k) Contributions of the Family Group pursuant to Section 4.6(b)(ii), then the Excess 401(k) Contribution of such Highly Compensated Employee shall be determined and distributed as follows: first, the Excess 401(k) Contribution attributable to the Family Group shall be determined by adding together the
Section 401(k) Contributions and the Compensation, respectively, of all Family Members whose Section 401(k) Contributions and Compensation are taken into account in calculating the actual deferral percentage of such Highly Compensated Employee pursuant to Section 4.6(b)(ii); and then the Excess 401(k) Contribution so determined shall be allocated among those Family Members in proportion to the
Section 401(k) Contributions of each Family Member and distributed to them in accordance with such allocation.

              4.8 Excess Dollar Deferrals.

              (a) If any Participant in this Plan also participates in any other Code Section 401(k) arrangement maintained by one or more Affiliated Companies, then this Plan and such other arrangement shall, for purposes of applying the maximum dollar limitation of Section 4.1 to such Participant, be treated as a single Code Section 401(k) arrangement. Accordingly, the total amount of Code
Section 401(k) contributions made on behalf of such Participant under this Plan and any such other arrangement shall in each calendar year be limited to the applicable dollar amount in effect for such calendar year under Section 4.1.

                                       23.

              (b) In the event that (A) any Participant in this Plan also participates in any other Code Section 401(k) arrangement maintained by entities unrelated to the Affiliated Companies and (B) the Section 401(k) Contributions otherwise allocable to the Participant's Deferred Compensation Account under this Plan, would, when added to the Code Section 401(k) contributions made on his/her behalf for the same calendar year under such other arrangement, exceed the applicable dollar limitation in effect for that calendar year under Section 4.1, then either or both of the remedial actions set forth in subparagraphs (i) and (ii) below shall be taken.

                      (i) The Administrator may, by unilateral action effected at any time during the calendar year, reduce the Section 401(k) Election of such Participant to the maximum deferral percentage permissible for such Participant so that his/her aggregate Section 401(k) Contributions for the calendar year ending with the Plan Year will not exceed the applicable dollar limitation set forth in Section 4.1.

                      (ii) The Excess Dollar Deferral made for the Plan Year on behalf of such Participant shall be distributed (together with any income allocable to such Excess Dollar Deferral) as a current cash payment, subject to all applicable withholding taxes, within three and one-half (3-1/2) months after the close of the Plan Year.

              (c) For purposes of this Section 4.8, the term "Excess Dollar Deferral" shall mean the amount by which the Section 401(k) Contributions made on behalf of the Participant during the calendar year coincidental with the Plan Year, when added to the other Code Section 401(k) contributions made on his/her behalf under any Section 401(k) arrangement maintained by entities unrelated to the Affiliated Companies under this Plan, exceed the applicable dollar maximum set forth in Section 4.1. However, no Section 401(k) Contributions under this Plan which become Excess Dollar Deferrals for a particular calendar year by reason of any Code Section 401(k) contributions made on behalf of the Participant under such other arrangement shall be distributed from this Plan, unless the Participant provides the Administrator with written notice of (i) the amount of the Code Section 401(k) contributions made on his/her behalf under the other arrangement for the same calendar year and (ii) the amount of the Section 401(k) Contributions under this Plan which he/she wishes to have distributed as an Excess Dollar Deferral hereunder. Such notice must be given to the Administrator no later than March 1 of the immediately succeeding calendar year.

              (d) The Excess Dollar Deferral, together with the income thereon, distributed to the Participant shall, at the time of such distribution, be deducted from the Participant's Deferred Compensation Account.

              (e) The income allocable to the Excess Dollar Deferral shall be calculated by multiplying (A) the income allocable to the Participant's Deferred Compensation Account for the Plan Year coincidental with the calendar year for which such contribution is made by (B) a fraction the numerator of which is the Excess Dollar Deferral made on the

                                       24.

Participant's behalf for such calendar year and the denominator of which is the balance credited to the Deferred Compensation Account of such Participant on the last day of the Plan Year coincidental with such calendar year, decreased by the earnings and increased by the losses allocable to the Account for such Plan Year.

              (f) The amount of Excess Dollar Deferrals shall be reduced by any Excess 401(k) Contributions previously distributed to the Participant under
Section 4.7(b) for such Plan Year. Excess Dollar Deferrals shall be treated as Annual Additions under Section 9.1 of the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

              4.9 Supplemental Section 401(k) Election. Should the Administrator determine, prior to the close of the Plan Year, that additional Section 401(k) Contributions may be made on behalf of one or more Participants without contravention of the requirement that the aggregate Section 401(k) Contributions for Participants who are among the group of Highly Compensated Employees satisfy one of the deferral percentage tests of Section 4.7 for such Plan Year, then:

                      (i) the Administrator may, in its discretion, permit each such Participant to file a supplemental Section 401(k) Election for such Plan Year directing the Participating Company employing him/her to reduce his/her Eligible Earnings for one or more remaining pay periods within such Plan Year by an additional specified amount, and

                      (ii) the Participating Company employing such individual shall effect the requested reduction and shall for such Plan Year make an additional Section 401(k) Contribution on behalf of such individual in the amount specified.

                                       25.

                                    ARTICLE V

                          SECTION 401(K) CONTRIBUTIONS

              5.1 Contributions.

              (a) Each Participating Company shall make a Section 401(k) Contribution each payroll period on behalf of each Qualified Participant. For purposes of the Section 401(k) Contribution, a Participant shall be considered a Qualified Participant if:

                      (i) such Participant is an Eligible Employee during the payroll period for which the Section 401(k) Contribution is to be made;

                      (ii) such Participant has Eligible Earnings for such payroll period from the Participating Company making the Section 401(k) Contribution; and

                      (iii) such Participant has a valid Section 401(k) Election in effect for such payroll period.

              (b) The Section 401(k) Contribution on behalf of each Qualified Participant shall be equal each payroll period to the amount by which the Eligible Earnings otherwise payable to such Participant for such payroll period by the Participating Company is reduced in accordance with the Section 401(k) Election in effect for such Participant.

              (c) Section 401(k) Contributions shall be paid directly to the Trustee in cash, either in one lump sum at the end of each month or in a series of equal or unequal payments at the end of each payroll period within such month.

              5.2 Allocation. The Administrator shall maintain a Deferred Compensation Account for each Participant which shall be credited with all
Section 401(k) Contributions made on the Participant's behalf. Such Account shall be adjusted periodically to reflect the Participant's share of the earnings and losses of the Trust Fund attributable to the Section 401(k) Contributions credited to the Account. Each Participant shall at all times have a fully-vested and non-forfeitable interest in his/her Deferred Compensation Account.

                                       26.

                                   ARTICLE VI

                             MATCHING CONTRIBUTIONS

              6.1 Matching Contributions.

              (a) Each Participating Company may, in its sole discretion and without any obligation to do so, make a Matching Contribution each Plan Quarter on behalf of each Qualified Participant. For purposes of any such Matching Contribution, a Participant shall be considered a Qualified Participant if:

                      (i) such Participant has a valid Section 401(k) Election in effect at any time during the Plan Quarter for which the Matching Contribution is to be made;

                      (ii) the Participating Company has made one or more
Section 401(k) Contributions on behalf of such Participant for the Plan Quarter for which the Matching Contribution is to be made; and

                      (iii) such Participant (A) is an Eligible Employee on the last day of the Plan Quarter for which the Matching Contribution is to be made, or (B) has ceased Eligible Employee status during such Plan Quarter by reason of Retirement, death or Disability, or (C) has during such Plan Quarter transferred directly from Eligible Employee status under this Plan, without any intervening period of other employment, to the employ of Komag Material Technology, Inc. (or any other company or entity affiliated with Komag Material Technology, Inc. within the meaning of such term under Section 1.3 of the Komag Material Technology, Inc. Deferred Savings Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Komag Material Technology, Inc. and is an eligible employee (within the meaning of such term under Section 1.14 of the Komag Material Technology, Inc. Deferred Savings Plan) at the end of such Plan Quarter, or (D) has during such Plan Quarter transferred directly from Eligible Employee status under this Plan, without any intervening period of other employment, to the employ of Dastek, Inc. (or any other company or entity affiliated with Dastek, Inc. within the meaning of such term under
Section 1.3 of the Dastek, Inc. Deferred Savings Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Dastek, Inc. and is an eligible employee (within the meaning of such term under Section 1.14 of the Dastek, Inc. Deferred Savings Plan) at the end of such Plan Quarter.

              (b) The Matching Contribution made on behalf of each Qualified Participant for a particular Plan Quarter shall be equal to that percentage of the Section 401(k) Contributions allocated to such Participant's Deferred Compensation Account for the Plan Quarter which the Administrator determines to be the appropriate percentage match for such Plan Quarter, subject to any specified dollar maximum per Participant.

                                       27.

              (c) The Administrator will announce the percentage match to be in effect for each Plan Quarter of a particular Plan Year prior to the start of that Plan Year.

              6.2 Allocation of Matching Contributions. The Administrator shall maintain a Matching Contribution Account for each Participant which shall be credited with all Matching Contributions made on the Participant's behalf pursuant to the provisions of Section 6.1. Such Account shall be adjusted periodically to reflect the Participant's share of the gains and losses of the Trust Fund attributable to the Matching Contributions credited to the Account. Each Participant shall vest in his/her Matching Contribution in accordance with the provisions of Article XIII.

              6.3 Remittance to Trustee. Each Participating Company shall make its required Matching Contribution for the Plan Quarter directly to the Trustee within the time limits prescribed under applicable State and Federal tax laws for the current deductibility thereof.

              6.4 Form of Contribution. Subject to the approval of the Directors, one or more Participating Companies may make their Matching Contributions for one or more Plan Quarters in shares of the Company's common stock rather than in cash. If any Matching Contribution is made in shares of the Company's common stock, such shares shall be valued at the average of the closing selling prices per share of such common stock for the ten (10) trading days ending immediately prior to the date on which such shares are contributed to the Plan.

                                       28.

                                   ARTICLE VII

                     LIMITATIONS ON MATCHING CONTRIBUTIONS/
                             AGGREGATE CONTRIBUTIONS

              7.1 Limitation.

              (a) The Matching Contributions allocable for the Plan Year to the Accounts of Eligible Employees who are among the group of Highly Compensated Employees must satisfy one of the contribution percentage tests specified below:

                      (i) The contribution percentage (as defined below) for such Highly Compensated Employees must not be more than the product of (i) the contribution percentage for all other Eligible Employees as a group and (ii) 1.25; or

                      (ii) The contribution percentage for the Highly Compensated Employees must not be more than two (2) percentage points greater than the contribution percentage for the remaining Eligible Employees, and the contribution percentage for such Highly Compensated Employees must not exceed the product of (i) the contribution percentage for the remaining Eligible Employees and (ii) 2.0.

              (b) For purposes of making the calculations required under this
Section 7.1, the following provisions shall be in effect:

                      (i) The contribution percentage for any group of Eligible Employees shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (i) the aggregate amount of Matching Contributions actually allocated for the Plan Year to the Account of each Eligible Employee in such group to (ii) the Compensation received by such Eligible Employee during the Plan Year.

                      (ii) The contribution percentage of a Highly Compensated Employee who is either a five percent (5%) owner or among the ten (10) highest-paid individuals (based on his/her own Compensation) shall be equal to the contribution percentage of all members of the Family Group of which such Highly Compensated Employee is a member. The Family Group shall include such Highly Compensated Employee plus all other Eligible Employees who are Family Members of such individual. Accordingly, the Matching Contribution made on behalf of the members of the Family Group and the Compensation of each such Family Member shall be taken into account in determining the contribution percentage for the Eligible Employees in such group as if the Family Group were one Highly Compensated Employee, and members of the Family Group who are not Highly Compensated Employees shall not be taken into account for purposes of determining the contribution percentages for all Eligible Employees who are not Highly Compensated Employees.

                                       29.

                      (iii) If a Highly Compensated Employee participating in this Plan is also eligible for the same Plan Year to participate in any other plan or plans maintained by an Affiliated Company to which after-tax employee contributions, matching employer contributions or qualified non-elective employer contributions are made, then the contribution percentage for such individual shall be calculated under this Section 7.1 by treating this Plan and such other plan or plans as a single plan.

                      (iv) If this Plan and any other plan or plans maintained by an Affiliated Company to which after-tax employee contributions, matching employer contributions or qualified non-elective employer contributions are made are to be treated as a single plan for purposes of Code Section 410(a)(4) or 410(b), then the contribution percentage for each group of Eligible Employees shall be calculated under this Section 7.1 by treating this Plan and such other plan or plans as a single plan.

              7.2 Remedial Action Through Interaction with Article IV.

              (a) In the event that one or more dollars of Section 401(k) Contributions are distributed to a Participant as an Excess Section 401(k) Contribution under Section 4.7 or as an Excess Dollar Deferral under Section 4.8, then the Participant shall not be entitled to any Matching Contribution on the Section 401(k) Contributions so distributed. Accordingly, any Matching Contribution which may have previously been made upon the distributed Section 401(k) Contributions shall be deducted from the Participant's Matching Account, together with the income allocable to such deducted contributions, and shall be applied to fund any future Matching Contributions required pursuant to the provisions of Section 6.2.

              (b) By reason of such interaction, together with the income allocable to such deducted contributions, between the distribution of Excess
Section 401(k) Contributions and Excess Dollar Deferrals and the deduction of the Matching Contributions thereon from the Participant's Matching Account, compliance with the Section 4.6 limitations of the Plan applicable to the Participant's Section 401(k) Contributions shall automatically assure compliance with the Section 7.1 limitations of the Plan applicable to the Matching Contributions which may be allocated for the Plan Year to the Matching Accounts of Participants who are among the group of Highly Compensated Employees. However, should the contribution percentage of any Highly Compensated Employee who participates in both this Plan and any other plan maintained by one or more Affiliated Companies to which after-tax employee contributions or matching employer contributions are made for the same Plan Year exceed the applicable limitation of Section 6.1, then the remedial action provided under such other plan shall be taken, in addition to the action required under this Plan, to assure that the contribution percentage for such Highly Compensated Employee does not cause the Section 7.1 limitation to be exceeded for such Plan Year.

              (c) The income allocable to any Matching Contributions which are deducted from the Matching Contribution Account of a Highly Compensated Employee pursuant to

                                       30.

the remedial provisions of this Section 7.2(c) shall be calculated by multiplying (A) the income allocable to the Matching Contribution Account for the Plan Year for which such Matching Contributions are made by (B) a fraction the numerator of which is the Matching Contributions to be deducted from such Account and the denominator of which is the balance credited to such Account on the last day of such Plan Year, decreased by the earnings and increased by the losses allocable to such Account for the Plan Year.

              7.3 Aggregate Limitation. The Section 401(k) Contributions and the Matching Contributions for the Plan Year allocable to the Accounts of Participants who are among the group of Highly Compensated Employees must on an aggregate basis satisfy one of the following alternative tests:

                      (i) The sum of the actual deferral percentage (as defined in Section 4.6) and the contribution percentage (as defined in Section 7.1) for the group of Highly Compensated Employees must not for such Plan Year exceed the sum of (A) the product of 1.25 and the greater of (i) the actual deferral percentage for the group of non-Highly Compensated Employees or (ii) the contribution percentage for the group of non-Highly Compensated Employees and
(B) two percentage points plus the lesser of the percentage determined under clause (i) or (ii) above, but in no event may the amount determined under this clause (B) exceed 200% of the lesser of the clause (i) or (ii) percentage above.

                      (ii) The sum of the actual deferral percentage and the Contribution Percentage for the group of Highly Compensated Employees must not for such Plan Year exceed the sum of (A) the product of 1.25 and the lesser of
(i) the actual deferral percentage for the group of non-Highly Compensated Employees or (ii) the Contribution Percentage for the group of non- Highly Compensated Employees and (B) two percentage points plus the greater of the percentage determined under clause (i) or (ii) above, but in no event may the amount determined under this clause (B) exceed 200% of the greater of the clause
(i) or (ii) percentage above.

              7.4 Remedial Action. If the Matching Contributions and Section 401(k) Contributions otherwise allocable for the Plan Year to the Accounts of Highly Compensated Employees would not when combined satisfy one of the aggregate percentage tests specified in Section 7.4, then the following provisions shall become applicable:

                      (a) Within two and one-half (2-1/2) months after the close of the Plan Year, the Excess Combined Contributions made for such Plan Year on behalf of one or more Participants who are among the group of Highly Compensated Employees, together with any income allocable to such Excess Combined Contributions, shall be reduced to zero, first through the deduction and distribution from the Deferred Compensation Accounts of such Participants of any
Section 401(k) Contributions (together with the income allocable thereto) for such Plan Year which are not otherwise entitled to any Matching Contribution for that Plan Year, and then through the simultaneous (i) deduction and distribution from their Deferred Compensation Accounts of a portion of their Section 401(k) Contributions

                                       31.

(together with the income allocable thereto) for such Plan Year which are entitled to a Matching Contribution for that Plan Year and (ii) deduction from their Matching Contribution Accounts of the Matching Contributions (together with the income allocable thereto) made on those deducted and distributed
Section 401(k) Contributions.

              (b) The term "Excess Combined Contributions" shall mean for each Highly Compensated Employee the amount by which the (I) Matching Contributions and the Section 401(k) Contributions (expressed as a percentage of Compensation) actually credited for the Plan Year to his/her Accounts, determined after any remedial actions required by Sections 4.7 and 7.2 have been taken, exceeds (II) the maximum combined percentage permissible for such individual without contravention of the requirement that the combined Matching Contributions and
Section 401(k) Contributions satisfy the aggregate percentage test of Section
7.4. The clause (II) percentage applicable to each Highly Compensated Employee shall be determined in accordance with the following process: first, the combined aggregate percentage for the Highly Compensated Employee with the highest such percentage shall be reduced until such reduced percentage equals the greater of (A) the aggregate percentage required in order to allow the combined Matching Contributions and Section 401(k) Contributions on behalf of all Highly Compensated Employees to satisfy the limitations of Section 7.4 or
(B) the combined contribution percentage of the Highly Compensated Employee with the next highest percentage; then, the process shall be repeated in the order of the combined contribution percentage for the Highly Compensated Employees, beginning with the Employee with the next highest percentage, until the limitation of Section 7.4 is satisfied for the combined Matching Contributions and Section 401(k) Contributions made on behalf of all Highly Compensated Employees.

              (c) Remedial action under subparagraph (a) above shall be effected with respect to the Highly Compensated Employees in proportion to their Excess Combined Contributions for the Plan Year.

              (d) The income allocable to any Section 401(k) Contributions deducted from the Participant's Deferred Compensation Account pursuant to subparagraph (a) above and the income allocable to any Matching Contributions deducted from his/her Matching Contribution Account shall be determined in accordance with the same income allocation procedures in effect under Section 4.7(c) and Section 7.2(c), respectively, and shall be deducted from the Participant's Deferred Compensation Account and Matching Contribution Account concurrently with the remedial subparagraph (a) action.

              (e) Any Matching Contributions deducted from the Participant's Matching Contribution Account pursuant to the provisions of Section 7.2 or
Section 7.4 shall nevertheless be treated as an Annual Addition under Section
9.2 for the Plan Year for which such Matching Contributions are made. All such Matching Contributions deducted from the Matching Contribution Accounts of Participants pursuant to Section 7.2 or Section 7.4 shall be applied to the satisfaction of future Matching Contributions required under Section 6.1.

                                       32.

                                  ARTICLE VIII

                     DISCRETIONARY CONTRIBUTIONS/FORFEITURES

              8.1 Discretionary Contributions.

              (a) For each six (6)-month fiscal period for which the Plan is in effect, the Directors shall determine the portion (if any) of the Operating Profits for that six (6)-months fiscal period which is to be contributed to the Plan as the Discretionary Contribution for that fiscal period. The Directors shall have complete discretion in specifying the percentage of the Operating Profits for each six (6)-month fiscal period which is to serve as the Discretionary Contribution to this Plan for that period. Such percentage may vary from fiscal period to period, and there may be no such Discretionary Contribution for one or more such fiscal periods. Discretionary Contributions may, in the sole discretion of the Directors, be made for one or more fiscal periods for which there are no Operating Profits. The first (6)-month fiscal period for which a Discretionary Contribution may be made each Plan Year shall be coincident with the first two (2) fiscal quarters within that Plan Year, and the second such six (6)-fiscal month period shall be coincident with the last two (2) fiscal quarters with that Plan Year.

              (b) Once the Directors establish the percentage of Operating Profits for the six (6)-month fiscal period which is to serve as the Discretionary Contribution to be made for that period, each Participating Company shall be required to contribute, solely out of its current or accumulated Profits, a portion of that Discretionary Contribution to this Plan for allocation to the Qualified Participants (within the meaning of Section 8.4) employed by that Participating Company for all or part of that fiscal period. Such portion shall be determined by multiplying the aggregate Discretionary Contribution for the fiscal period by a fraction, the numerator of which is the aggregate Eligible Earnings which such Participating Company paid to Qualified Participants for the fiscal period for which such Discretionary Contribution is made and the denominator of which is the total amount of Eligible Earnings paid to all Qualified Participants under this Plan for that fiscal period.

              (c) To the extent any Participating Company lacks sufficient Profits to make the Discretionary Contribution required of it under subparagraph
(b) for any fiscal period, the other Affiliated Companies participating in this Plan shall, out of their respective Profits, make the contribution on behalf of the Qualified Participants employed by such Participating Company. In no event, however, may any Affiliated Company contribute more than the amount determined by multiplying the portion of the Discretionary Contribution for which the Participating Company lacks sufficient Profits by a fraction the numerator of which is the Affiliated Company's Profits at the end of the fiscal period for which the contribution is to be made (determined immediately prior to such contribution but after any other Code Section 404-deductible contributions made by that Affiliated Company to this Plan for such fiscal period) and the denominator of which is total Profits of all the Affiliated Companies at the end of such fiscal period (determined immediately prior to the

                                       33.

contribution but after any other Code Section 404-deductible contributions made by those Affiliated Companies to this Plan for such fiscal period).

              8.2 Remittance to Trustee. Each semi-annual Discretionary Contribution shall be paid directly to the Trustee within the time limits prescribed under applicable State and Federal tax laws for the current deductibility thereof.

              8.3 Form of Contribution. Subject to the approval of the Directors, one or more Participating Companies may make their semi-annual Discretionary Contributions in shares of the Company's common stock rather than in cash. If any Discretionary Contribution is made in shares of the Company's common stock, such shares shall be valued at the average of the closing selling price per share of such common stock for the ten (10) trading days ending immediately prior to the date on which such shares are contributed to the Plan.

              8.4 Allocation of Discretionary Contributions and Forfeitures.

              (a) For purposes of this Section 8.4, the term "Qualified Participant" shall mean, with respect to the particular six (6) month fiscal period for which the semi-annual Discretionary Contribution is made, a
Participant:

                      (i) who is an Eligible Employee on the last day of such six (6) month fiscal period, or

                      (ii) who has ceased Employee status during such six (6) month fiscal period by reason of Retirement, Disability or death, or

                      (iii) who has during such six (6) month fiscal period transferred directly from Eligible Employee status under this Plan, without any intervening period of other employment, to the employ of Komag Material Technology, Inc. (or any other company or entity affiliated with Komag Material Technology, Inc. within the meaning of such term under Section 1.3 of the Komag Material Technology, Inc. Deferred Savings Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Komag Material Technology, Inc. and is an eligible employee (within the meaning of such term under Section 1.14 of the Komag Material Technology, Inc. Deferred Savings Plan) on the last day of such six (6) month fiscal period, or

                      (iv) who has during such six (6) month fiscal period transferred directly from Eligible Employee status under this Plan, without any intervening period of other employment, to the employ of Dastek, Inc. (or any other company or entity affiliated with Dastek, Inc. within the meaning of such term under Section 1.3 of the Dastek, Inc. Deferred Savings Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Dastek Inc. and is an eligible employee (within the meaning

                                       34.

of such term under Section 1.14 of the Dastek, Inc. Deferred Savings Plan) on the last day of such six (6) month fiscal period.

              (b) Subject to the limitations of Section 9.2, each semi-annual Discretionary Contribution made by a Participating Company shall be allocated by the Administrator, as of the last day of the six (6) month fiscal period for which such contribution is made, to the Discretionary Contribution Accounts of all Qualified Participants employed by the contributing Participating Company during that fiscal period. The allocation shall be in the proportion which the Eligible Earnings paid to each such Qualified Participant by the contributing Participating Company for such six (6) month fiscal period bears to the aggregate Eligible Earnings paid to all such Qualified Participants by that Participating Company for such fiscal period.

              (c) Subject to the limitations of Sections 9.2 and 13.3(c), the Forfeitures (if any) incurred during the Plan Year from the Discretionary Contribution Accounts of terminating Participants shall be aggregated and allocated annually by the Administrator, as of the last day of such Plan Year, among the Discretionary Contribution Accounts of all Qualified Participants in the proportion which the Eligible Earnings paid to each Qualified Participant for such Plan Year bears to the aggregate Eligible Earnings paid to all Qualified Participants for that Plan Year.

              8.5 Discretionary Contribution Accounts. The Administrator shall maintain a Discretionary Contribution Account in the name of each Participant and shall credit such Account with the Participant's allocable share of any Discretionary Contributions and Forfeitures under Section 8.4. Such Account shall be adjusted periodically to reflect the Participant's share of the earnings, gains and losses of the Trust Fund attributable to the Discretionary Contributions and Forfeitures credited to the Account. Each Participant shall vest in his/her Discretionary Contribution Account in accordance with the provisions of Article XIII.

                                       35.

                                   ARTICLE IX

                           LIMITATIONS ON ALLOCATIONS

              9.1 Definitions. For purposes of this Article IX, the following terms shall have the meanings indicated:

              (a) "Annual Addition" shall mean for any Limitation Year (i) the aggregate amount of Company Contributions, Forfeitures and Section 401(k) Contributions credited to a Participant's Accounts under this Plan, (ii) the aggregate amount of any Affiliated Company contributions and forfeitures allocated to the Participant's accounts under any other defined contribution plans to which one or more Affiliated Companies contribute (collectively, the "Other Plan"), (iii) the aggregate amount of after-tax employee contributions made by the Participant to any Other Plan, (iv) any amounts allocated on the Participant's behalf to an individual medical account (as defined in Code
Section 415(l)(2)) that is part of a defined benefit plan maintained by any Affiliated Company, and (v) any amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits allocated to the separate account of the Participant as a Key Employee (as defined in Section 22.1(a) below) under any welfare benefit fund (as defined in Code Section 419(e)) maintained by any Affiliated Company.

              (b) "Limitation Year" shall mean the twelve (12)-month period coincident with the Plan Year or any other consecutive 12-month period from time to time adopted by the Directors by duly approved resolution.

              (c) "Remuneration" shall mean the Compensation paid to the Participant for the Limitation Year, adjusted, however, to exclude the following items for such Limitation Year: (I) any Section 401(k) Contributions made on such individual's behalf under this Plan and (II) any other elective contributions made on his/her behalf pursuant to salary deferral or reduction arrangements maintained by one or more Affiliated Companies under Code Sections 125, 401(k), 408(k) and 403(b).

              9.2 Limitation on Annual Addition. The total Annual Addition to a Participant's Accounts under this Plan and any Other Plan shall not for any Limitation Year exceed the lesser of (i) $30,000 (or, if greater, one-fourth (1/4) of the dollar limitation in effect under Code Section 415(b)(1)(A)) or
(ii) twenty-five percent (25%) of the Participant's Remuneration for the Limitation Year. The dollar limitation of clause (i) shall be automatically adjusted for each Limitation Year beginning after December 31, 1993, to take into account cost of living increases permitted under Section 415(d) of the Code and Regulations issued thereunder. The clause (ii) limitation shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Code Section 419(A)(f)(2)) which is otherwise treated as an Annual Addition.

                                       36.

                9.3 Remedial Action. If the Annual Addition with respect to the Accounts of any Participant under this Plan and any Other Plan would for any Limitation Year exceed the limitations imposed by Section 9.2, then the following reductions to such Annual Addition shall be made, in the order indicated and to the extent necessary to eliminate such excess:

              (a) First, the Participant's after-tax employee contributions under any Other Plan shall be refunded.

              (b) Then, any Section 401(k) Contributions made on the Participant's behalf for the Plan Year coincident with such Limitation Year which were not entitled to a Matching Contribution under Section 6.1 shall be distributed to the Participant as a current cash payment, subject to applicable withholding taxes.

              (c) Next, any Section 401(k) Contributions made on the Participant's behalf for the Plan Year coincident with such Limitation Year which were entitled to a Matching Contribution under Section 6.1 shall be distributed to the Participant as a current cash payment, subject to applicable withholding taxes, and no Matching Contributions shall be made with respect to the distributed Section 401(k) Contributions. Accordingly, the Matching Contributions for such Plan Year are to be reduced as follows:

              A. To the extent Matching Contributions have not already been made under the Plan on the Participant's behalf, the reduction shall be effected by making an appropriate reduction in the aggregate amount of Matching Contributions required for such Plan Year to take into account the distributed
Section 401(k) Contributions no longer eligible for a match under Section 6.1.

              B. To the extent Matching Contributions have already been allocated to the Participant's Matching Account for the Plan Year coincident with such Limitation Year, such Matching Contributions (to the extent attributable to the distributed Section 401(k) Contributions) shall be withdrawn from the Account and reapplied to the satisfaction of any Matching Contributions still to be made on behalf of other Participants for such Plan Year. Any Matching Contributions withdrawn from the Matching Account and not so reapplied shall be held unallocated in a suspense account and shall be used to reduce the Matching Contributions required to be made for each succeeding Plan Year until the suspense account is reduced to zero. No profits or losses attributable to the assets of the Trust Fund shall be allocated to the suspense account, nor shall any contributions to the Plan (other than Section 401(k) Contributions) be made by the Participating Companies while there is an outstanding balance in such suspense account. Upon the termination of the Plan, any outstanding balance in the suspense account shall revert to the Company.

              (d) Then, the Participant's allocable share of Forfeitures under this Plan shall be subject to disposition in accordance with the provisions of
Section 9.4.

                                       37.

              (e) Then, the Participant's share of the semi-annual Discretionary Contributions (if any) for the Plan Year coincident with such Limitation Year shall be reduced. The reduction shall be effected by (A) assuming, for purposes of the Section 8.4 allocation for such Plan Year, that the Participant's Eligible Earnings for each six (6) month fiscal period within the Plan Year are at a sufficiently reduced level to avoid an allocation of Discretionary Contributions for such Plan Year which would otherwise be in excess of the applicable Section 9.2 limitation and (B) making an appropriate reduction in the aggregate Discretionary Contributions to be allocated to the Participant for such Plan Year. Such reduction shall have no effect upon any other Qualified Participant's allocable share of the semi-annual Discretionary Contributions for such Plan Year.

              (f) Finally, the Participant's allocable share of employer contributions and forfeitures under any Other Plan shall be subject to reduction or other disposition in accordance with the applicable provisions of such Other Plan.

              9.4 Reallocation of Forfeitures. Should a Participant's allocable share of Forfeitures for the Limitation Year exceed the amount which may be allocated to his/her Accounts in accordance with Section 9.2, then such excess shall be allocated and reallocated, as of the close of that Limitation Year, to the Discretionary Accounts of all other Qualified Participants in accordance with Section 8.4, to the extent such allocation or reallocation will not cause the Section 9.2 limits to be exceeded in such Limitation Year. Any amount not so allocated as of the close of such Limitation Year shall be credited to a suspense account and shall be allocated, as of the last day of June and December in each succeeding Limitation Year, to the Discretionary Accounts of all Qualified Participants pursuant to Section 8.4, to the extent the allocation will not cause the Section 9.2 limits to be exceeded in any such Limitation Year. The Participating Companies shall not, for any Plan Year (other than the Plan Year in which the excess Forfeitures arise), make any Matching or Discretionary Contributions or Section 401(k) Contributions if there is an outstanding balance in the suspense account as of the close of the Limitation Year coincident with such Plan Year. Under no circumstances shall the suspense account participate in the periodic allocation of earnings, gains and losses of the Trust Fund pursuant to Section 11.2.

                                       38.

                                    ARTICLE X

                           INVESTMENT OF CONTRIBUTIONS

              10.1 Funds.

              (a) The assets of the Plan shall be invested by the Trustee in accordance with the provisions of the Trust Agreement as in effect from time to time under Section 12.1. Assets of the Plan attributable to Matching Contributions or Discretionary Contributions may be invested in whole or in part in shares of the Company's common stock, but in no event may the Deferred Compensation Account of any Participant be invested in such shares.

              (b) The Administrator shall have the authority to establish one or more investment funds ("Funds") from time to time under the Plan with different investment objectives and varying degrees of risk and potential for appreciation.

              Such Funds if established may include (without limitation): a guaranteed investment fund, a fixed income fund, a Company common stock fund, an equity fund, an index fund, a balanced fund and a money-market fund. If a guaranteed investment fund is established, such fund shall be invested primarily in insurance or annuity contracts issued by insurance companies which provide for the preservation of principal and a fixed rate of return over a prescribed period. If a fixed income fund is established, it will be invested and reinvested primarily in (i) fixed-income securities with a maturity in excess of one year, such as bonds, notes, governmental obligations, certificates of deposit insured by governmental agencies, (ii) participating interests in commingled funds of a similar character or (iii) guaranteed-interest contracts issued by one or more insurance companies qualified to do business in the State of California. If a Company common stock fund is established, it will be invested primarily in shares of the Company's common stock and will be available only for the Matching Contribution and Discretionary Contribution Accounts of Participants. If an equity fund is established, it will be invested and reinvested primarily in common stock, preferred stock, debt instruments convertible into common stock, stock warrants and other stock rights, put or call options or any other security or instrument evidencing an equity interest in any business or enterprise, foreign or domestic, or in participating interests in commingled funds of similar character. If an index fund is established, it will be invested and reinvested primarily in a broad range of common stocks which match one or more indexes of publicly traded common stocks such as the Standard & Poor's 500 Index, the Dow Jones Index or the New York Stock Exchange Index or in participating interests in one or more commingled funds invested in any such index. If a balanced fund is established, it will be invested in a balanced portfolio of (i) equity securities or instruments convertible into equity, with the objective of long-term capital appreciation, and (ii) fixed-income debt instruments, such as corporate bonds and governmental obligations, designed to provide interest income and relative stability of principal. If a money market fund is established,

                                       39.

it will be invested and reinvested primarily in fixed-income securities with a maturity of one year or less or in participating interests in commingled funds of a similar character.

              (c) Should the Administrator establish separate investment funds under the Plan in accordance with Section 10.1(b), then the Participants may, in the Administrator's discretion, be granted the right to direct the investment of their Accounts in one or more of such investment funds, in such percentages as each Participant shall designate, provided that any such direction shall be made at such time, in accordance with such procedures and subject to such limitations as the Administrator shall establish.

              (d) Should a Company common stock fund be established, then directed investments into such fund by Participants subject to the short-swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 and the subsequent liquidation of those investments at the directive of such Participants shall be subject to appropriate restrictions established by the Administrator to assure that the acquisition and disposition of shares of the Company's common stock under the Plan are exempt transactions for Section 16(b) short-swing liability purposes.

                                       40.

                                   ARTICLE XI

                              VALUATION OF ACCOUNTS

              11.1 Adjustment of Accounts. As of each Valuation Date, the Trustee shall determine the net fair market value of (i) all of the assets in each of the Funds in effect under Section 10.1 and (ii) all other assets of the Trust Fund (other than (I) any Section 401(k), Matching or Discretionary Contributions made as of such Valuation Date and (II) any payments of principal or interest made on outstanding Article XXIII loans since the preceding Valuation Date), and the Trustee shall then report such values to the Administrator. The Administrator shall adjust each Account first to reflect any allocations made to, or any distributions or withdrawals made from or Forfeitures incurred by, such Account since the immediately preceding Valuation Date, to the extent not previously credited or charged thereto and then to reflect the investment experience allocable to each Account, in accordance with
Section 11.2. If an allocation of Section 401(k), Matching or Discretionary Contributions or Forfeitures is to be made to the Accounts as of the same Valuation Date, then the adjustments required under this Article XI shall be made prior to such allocation.

              11.2 Allocation of Investment Experience. As of each Valuation Date, the Administrator shall adjust each Account invested in one or more Funds under Section 10.1 to reflect increases or decreases in the value of such Funds which have occurred for the period since the immediately preceding Valuation Date. The adjustment shall be effected by crediting each Account at the time invested in a particular Fund with that portion of the net increase or decrease in the fair market value of such Fund which is in the same proportion as the amount of the Account invested in that Fund as of the current Valuation Date (after all required adjustments under Section 11.1 have been made for such Valuation Date and appropriately weighted for any Section 401(k) Contributions or Company Contributions allocated to such Account during the Plan Quarter ending with such Valuation Date) bears to the aggregate amount of all Accounts (as so adjusted) invested in that Fund at such time. Increases or decreases in the fair market value of any other assets of the Trust Fund required to be valued under Section 11.1, together with any gains or losses attributable to such assets, shall be allocated to all Accounts at the time invested in such assets, in proportion to the amount of each Account invested in each such asset as of the immediately preceding Valuation Date. Payments of principal and interest on outstanding Article XXIII loans shall be specially allocated as earmarked investments pursuant to the procedures of Section 23.4.

              11.3 Value of Accounts. The value of each Account of a Participant on any particular date in question shall be deemed to be the net credit balance of the Account on the Valuation Date coincident with or immediately preceding the date such value is to be determined, increased by any contributions allocated to, or decreased by any distributions or withdrawals made from or Forfeitures incurred by, such Account after such Valuation Date but before the actual date on which the value of the Account is to be determined.

                                       41.

The Participant shall receive a written statement of the value of his/her Deferred Compensation Account at not less than semi-annual intervals each Plan Year and shall receive a written statement of the aggregate value of his/her Matching and Discretionary Contribution Accounts at least once each Plan Year.

                                       42.

                                   ARTICLE XII

                                 TRUST AGREEMENT

              12.1 Trust Agreement. The Directors may, directly or through a delegated committee of one or more members of Company management, select and appoint a Trustee to hold the assets of the Plan, and the Company shall, on behalf of itself and all other Participating Companies, enter into a Trust Agreement with the Trustee to provide for the investment, management and control of the Plan assets. The Trust Agreement shall be a part of the Plan, and the Trust Fund shall be administered by the Trustee in accordance with the terms and provisions of the Trust Agreement.

              During such time or times when there is no Trustee, the assets of the Plan shall be held by one or more insurance companies qualified to do business in the State of California.

              12.2 Inconsistent Provisions. To the extent the provisions of the Plan and any Trust Agreement in effect under the Plan may prove to be inconsistent or otherwise in conflict with respect to the rights, duties or obligations of the Trustee, the provisions of the Trust Agreement shall control.

                                       43.

                                  ARTICLE XIII

                                RIGHT TO BENEFITS

              13.1 Disability, Retirement or Death.

              (a) A Participant who ceases to be an Employee by reason of Retirement or Disability shall have a fully-vested and non-forfeitable right to all his/her Accounts and his/her allocable share (if any) under Section 8.4 of the Discretionary Contributions and Forfeitures for the Plan Year in which such Retirement or Disability occurs.

              (b) Should a Participant die while an Employee, his/her Beneficiary shall have a fully-vested and non- forfeitable right to all the Accounts of such Participant and his/her allocable share (if any) under Section
8.4 of the Discretionary Contributions and Forfeitures for the Plan Year in which the Participant's death occurs.

              13.2 Other Termination of Employment.

              (a) If the provisions of Section 13.1 are not otherwise applicable to the Participant at the time of his/her cessation of Employee status, then such Participant shall have a fully-vested and non-forfeitable right to:

                      (i) 100% of his/her Deferred Compensation Account;

                      (ii) the vested percentage (determined pursuant to Section 13.2(b)) of his/her Matching Contribution Account (including the vested percentage of his/her allocable share (if any) under Section 6.1 of the Matching Contribution made for the Plan Year in which such cessation of Employee status occurs);

                      (iii) the vested percentage of his/her Discretionary Contribution Account, as determined pursuant to Section 13.2(b); and

                      (iv) the vested percentage of his/her Top-Heavy Contribution Account (if any) under Section 22.3, as determined pursuant to
Section 13.2(b).

              (b) The percentage to which a Participant is vested in his/her Matching Contribution Account, his/her Discretionary Contribution Account and his/her Top-Heavy Contribution Account (if any) shall be determined on the basis of his/her years of Vesting Service in accordance with the schedule below:

                                       44.

              Years of Vesting Service                 Vested % of Account
              ------------------------                 -------------------
              Less than 1                                       0%
              1 but less than 2                                20%
              2 but less than 3                                40%
              3 but less than 4                                60%
              4 but less than 5                                80%
              5 years or more                                 100%

              13.3 Forfeitures.

              (a) Should a Participant (i) incur a Severance Date and thereby cease to be an Employee prior to the time he/she is one hundred percent (100%) vested in his/her Matching or Discretionary Contribution Account and (ii) thereafter receive a distribution of the entire vested portion of such Account by reason of such cessation of Employee status, then the entire unvested portion of the Account shall be forfeited at the time the distribution is made. Any Forfeitures from the Matching Contribution Account shall be applied to reduce future Matching Contributions under Section 6.1, and any Forfeitures from the Discretionary Contribution Account shall be allocated, as of the close of the Plan Year in which such Forfeitures are incurred, to the Discretionary Contribution Accounts of all Qualified Participants in accordance with Section
8.4. Should the Participant incur a Severance Date prior to vesting in any portion of his/her Matching or Discretionary Contribution Account, then such Participant shall, immediately upon his/her cessation of Employee status, be deemed to receive a distribution of the 0% vested balance of each such Account, and the entire unvested portion of each such Account shall be immediately forfeited.

              (b) Should a Participant (i) receive (or be deemed to receive) a distribution from the vested portion of his/her Matching Contribution or Discretionary Contribution Account and thereby incur a Forfeiture of all or part of the balance in accordance with the provisions of Section 13.3(a) and (ii) thereafter resume Employee status prior to the incurrence of a Break in Service under Section 2.1, then such Account shall be restored to the full amount credited to it at the time the vested portion was distributed, provided and only if the following conditions are satisfied:

                      (i) the Participant repays to the Plan the full amount previously distributed to him/her from the Account;

                      (ii) the repayment is effected prior to the earlier of (A) the fifth anniversary of the date of the Participant's resumption of Employee status or (B) the Participant's incurrence of a Break in Service; and

                      (iii) the repayment is made while the Participant is still in Employee status.

                                       45.

              The funds for effecting the restoration of the Account shall be drawn first from the Forfeitures for the Plan Year in which the Participant effects the repayment of his/her prior distribution and then from a special contribution to the Plan made by the Participating Company which last employed such Participant.

              The amount contributed to the Account for the purpose of effecting such restoration shall not be considered to be part of the Annual Addition to the Accounts of such Participant for the Plan Year of restoration or any subsequent Plan Year.

              (c) Amounts forfeited from the Discretionary Contribution Account in accordance with paragraph (a) of this Section 13.3 shall thereafter be allocated, as of the close of the Plan Year in which the Forfeiture is incurred, to the Discretionary Contribution Accounts of Qualified Participants in accordance with the provisions of Section 8.4. However, any and all Forfeitures incurred by Participants who cease Employee status in connection with a reduction in workforce shall be applied to the payment of future Matching Contributions and shall not be allocated to Qualified Participants pursuant to
Section 8.4.

              13.4 Transfer of Accounts. Should a Participant (i) incur a Break in Service under Section 2.1 and (ii) subsequently resume Employee status prior to the distribution of the entire vested balance of his/her Matching or Discretionary Contribution Account, then further distributions from such Account shall be suspended until the Participant subsequently qualifies for another distribution or withdrawal from the Plan. The undistributed vested balance of the Account shall, upon the Participant's resumption of Employee status, be transferred to his/her Deferred Compensation Account in which the Participant shall at all times have a fully-vested and non-forfeitable interest.

              13.5 Beneficiary Designation.

              (a) Each Participant shall, at the time he/she becomes a Participant, designate one or more persons as Beneficiary. The designation shall be made on the form prescribed by the Administrator and shall, subject to the provisions of Section 13.5(b), become effective when filed with the Administrator. A Participant may from time to time, subject to the provisions of
Section 13.5(b), change his/her Beneficiary by filing a new designation form with the Administrator.

              (b) Should the Participant designate a person other than (or in addition to) his/her Spouse as the Beneficiary of his/her Accounts or otherwise change a valid Beneficiary designation in effect for such Accounts, then such designation or change shall not be effective unless it complies in all respects with the following requirements:

                      (i) the Participant's Spouse executes a written consent to the particular Beneficiary designation (or otherwise executes an instrument expressly acknowledging such Spouse's right to limit such consent to a specific Beneficiary but

                                       46.

nevertheless authorizes Beneficiary designations by the Participant without any further requirement of Spousal consent);

                      (ii) such written consent acknowledges the effect such designation (or authorization) will have upon the benefits otherwise payable to the Spouse under the Plan; and

                      (iii) such written consent is witnessed by a Plan representative or notary public.

              A written consent under this Section 13.5 shall be binding only on the Spouse executing such consent.

              (c) Should the Participant designate a person other than (or in addition to) his/her Spouse as Beneficiary and not obtain the spousal consent to such designation required under Section 13.5(b), then any benefits payable under the Plan upon the Participant's death shall be paid entirely to the Participant's surviving Spouse.

              (d) Should the Participant die without having any effectively-designated surviving Beneficiary, then the Beneficiary shall be the Spouse of the Participant, if then living. If there is no surviving Spouse, then the Beneficiary shall be the Participant's children then living. If there are no such living children, then the Beneficiary shall be the parents of the Participant. If there are no such living parents, then the Beneficiary shall be the estate of the Participant.

              (e) Notwithstanding the foregoing provisions of this Section 13.5, the consent of the Participant's Spouse shall not be required for the Participant's designation of any Beneficiary whose right to receive benefits under the Plan is contingent upon the Participant's Spouse dying before the Participant.

              (f) For purposes of this Section 13.5, the Participant's Spouse shall mean the person to whom the Participant is married on the date of his death; provided, however, that the person to whom the Participant may have been formerly married shall be treated as his Spouse to the extent provided pursuant to a Qualified Domestic Relations Order under Article XXI.

              13.6 Additional Vesting Service. The following special vesting service provisions shall be in effect for Employees who transfer employment between Komag and Komag Material Technology, Inc. and for Employees who transfer employment between Komag and Dastek, Inc.:

              (a) Should the Participant cease Employee status and transfer directly, without any intervening period of other employment, to the employ of Komag Material Technology, Inc. (or any other company or entity affiliated with Komag Material

                                       47.

Technology, Inc. within the meaning of such term under Section 1.3 of the Komag Material Technology, Inc. Deferred Savings Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Komag Material Technology, Inc., then the Participant shall, for purposes of Section 13.2, be credited with additional Vesting Service under this Plan for any and all service with Komag Material Technology, Inc. (or other affiliated company) for which the Participant is credited with vesting service under the terms of the Komag Material Technology, Inc. Deferred Savings Plan, as in effect at that time. Vesting credit for such service shall continue under this Plan until the earlier of (i) the date the Participant becomes one hundred percent (100%) vested in all of his/her Accounts under this Plan on the basis of his/her combined Vesting Service under this Plan and the Komag Material Technology, Inc. Deferred Savings Plan or (ii) the date the entire vested balance credited to his/her Accounts under this Plan is distributed pursuant to Article XIV of this Plan. Should a Participant who transfers directly to the employ of Komag Material Technology, Inc. (or any other company or entity affiliated with Komag Material Technology, Inc.) cease such employment by reason of Retirement or Disability (determined as if such individual had continued in Employee status under this Plan) or die while in such employment, then such Participant's Accounts under this Plan shall become fully-vested and non-forfeitable.

              (b) Should the Participant cease Employee status and transfer directly, without any intervening period of other employment, to the employ of Dastek, Inc. (or any other company or entity affiliated with Dastek, Inc. within the meaning of such term under Section 1.3 of the Dastek, Inc. Deferred Savings
Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Dastek, Inc., then the Participant shall, for purposes of Section 13.2, be credited with additional Vesting Service under this Plan for any and all service with Dastek, Inc. (or other affiliated company) for which the Participant is credited with vesting service under the terms of the Dastek, Inc. Deferred Savings Plan, as in effect at that time. Vesting credit for such service shall continue under this Plan until the earlier of (i) the date the Participant becomes one hundred percent (100%) vested in all of his/her Accounts under this Plan on the basis of his/her combined Vesting Service under this Plan and the Dastek, Inc. Deferred Savings Plan or (ii) the date the entire vested balance credited to his/her Accounts under this Plan is distributed pursuant to Article XIV of this Plan. Should a Participant who transfers directly to the employ of Dastek, Inc. (or any other company or entity affiliated with Dastek, Inc.) cease such employment by reason of Retirement or Disability (determined as if such individual had continued in Employee status under this Plan) or die while in such employment, then such Participant's Accounts under this Plan shall become fully-vested and non-forfeitable.

                                       48.

                                   ARTICLE XIV

                            DISTRIBUTION OF BENEFITS

              14.1 Time of Distribution.

              (a) The benefits to which a Participant or his/her Beneficiary becomes entitled in accordance with Article XIII shall be paid at such time as the Participant shall specify in his/her written election to the Administrator. Not less than thirty (30) days, nor more than ninety (90) days, prior to the date specified for the distribution, the Participant shall be provided with written information relating to his/her right to defer such distribution in accordance with the guidelines of this Section 14.1. The Participant may waive the initial thirty (30)-day period by written election. In no event shall any distribution be made to the Participant prior to attainment of age sixty-five
(65), unless the Participant's written consent to such distribution is obtained not more than ninety (90) days prior to the distribution date. However, should the aggregate vested balance credited to the Participant's Accounts not be in excess of $3,500 at the time of distribution, then such Accounts shall be distributed as soon as administratively practicable following the close of the Plan Quarter in which the Participant ceases Employee status, and the Participant's consent shall not be required for such distribution. In addition, no consent shall be required in connection with the distribution of benefits under the Plan to the Beneficiary of a deceased Participant or the alternate payee under a Qualified Domestic Relations Order issued to the Plan.

              (b) Should a Participant cease Employee status with an aggregate vested Account balance in excess of $3,500 and fail to provide the Administrator with a written designation of the commencement date for distribution of such balance, then the distribution shall commence within sixty (60) days after the close of the Plan Year in which the Participant attains age 65 or (if later) ceases Employee status.

              (c) All benefit distributions under the Plan, whether or not the Participant has designated a contrary commencement date in his/her written election to the Administrator, must commence no later than the first day of April following the close of the calendar year in which the Participant attains age 70-1/2.

              (d) All benefit distributions under the Plan, whether or not the Participant has designated a contrary commencement date in his/her written election to the Administrator, must commence no later than the first day of April following the close of the calendar year in which the Participant attains age 70-1/2 (the "Required Beginning Date"), and the Participant's consent shall not be required in connection with such distribution. If the Participant has not otherwise received the distribution of his/her Accounts prior to such Required Beginning Date, then the unpaid balance credited to the Accounts on the Required Beginning Date shall be distributed in accordance with the proposed Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of such Regulations. Accordingly, in determining the

                                       49.

minimum amount to be distributed to such Participant in each calendar year following the calendar year in which the Participant attains age 70-1/2, the minimum distribution rules of Code Section 401(a)(9) and the proposed Regulations thereunder shall apply as follows and shall supersede any other distribution provisions to the contrary in the Plan:

                      (i) The minimum amount distributed each calendar year must not be less than the quotient obtained by dividing the adjusted vested balance of the Participant's Accounts (as valued in accordance with subparagraph (ii) below) by the applicable life expectancy in effect for the Participant, reduced by one for each calendar year which elapses since the date such life expectancy is last calculated in accordance with subparagraph (iii) below.

                      (ii) The adjusted vested balance of the Participant's Accounts for the first minimum distribution year (the calendar year in which the Participant attains age 70-1/2) shall be the value of such Accounts as of the last Valuation Date in the calendar year immediately preceding the start of such distribution year. The adjusted vested balance of the Participant's Accounts for the second minimum distribution year shall be the value of such Accounts as of the last Valuation Date in the calendar year immediately preceding the start of such distribution year, reduced by the amount of the required distribution for the first minimum distribution year, to the extent paid to the Participant in the second distribution year on or before the Required Beginning Date. The adjusted vested balance of the Participant's Accounts for each succeeding minimum distribution year shall be the value of such Accounts as of the last Valuation Date in the calendar year immediately preceding the start of that distribution year. The value of the Accounts will in all instances be increased for any Section 401(k) or Company Contributions or Forfeitures allocated to, and will be reduced by any distributions, withdrawals or Forfeitures from, the Accounts after the applicable Valuation Date and prior to the start of the minimum distribution year to which such Valuation Date relates.

                      (iii) The applicable life expectancy shall be either the life expectancy of the Participant or the joint life and last survivor expectancy of such Participant and his/her designated Beneficiary, if the distribution is to be made over such joint life and last survivor expectancy. The life expectancies of the Participant and his/her Beneficiary (if any) shall initially be calculated on the basis of their attained ages on their respective birthdays in the calendar year in which the Participant attains age 70-1/2, and the return multiples in Tables V and VI of Section 1.72-9 of the Regulations shall be utilized in the determination of the applicable life expectancy period. Unless the designated Beneficiary is the Participant's Spouse, neither the life expectancy of the Participant nor the life expectancy of the Beneficiary shall be recalculated during the minimum distribution period. However, if the designated Beneficiary is the Participant's Spouse, then their life expectancies shall be recalculated annually during the minimum distribution period on the basis of the attained ages of the Participant and such Spouse in each succeeding calendar year, provided and only if the Participant elects such recalculation in writing prior to the first required distribution under this Section 14.1(d). Such election shall be irrevocable for

                                       50.

the entire minimum distribution period, and in the absence of such election there shall not be any recalculation of life expectancies.

                      (iv) If the designated Beneficiary is, as of the Required Beginning Date, someone other than the Participant's Spouse, then the applicable life expectancy period to be in effect for the Participant during his lifetime shall not exceed the period determined through use of the applicable divisor under the table set forth in Regulation $1.401(a)(9)-2 (Q&A 4).

                      (v) The first calendar year for which a minimum distribution shall be required under this Section 13.1(d) shall be the calendar year in which the Participant attains age 70-1/2, and such distribution shall be made no later than the Required Beginning Date. Each subsequent minimum distribution shall be made no later than the last day of the calendar year for which such distribution is required, with the first such subsequent distribution to be made no later than December 31 of the calendar year immediately following the calendar year in which the Participant attains age 70-1/2.

                      (vi) Upon the Participant's subsequent cessation of Employee status for any reason (including death), the unpaid vested balance credited to his/her Accounts shall be distributed in one lump sum payment within sixty (60) days thereafter.

              14.2 Form of Distribution. All benefits shall be distributed under the Plan in the form of a lump-sum payment.

              14.3 Death Before Full Distribution. If a Participant dies prior to the time the entire vested portion of his/her Accounts shall have been distributed, then the vested unpaid balance of the Accounts shall be distributed to his/her Beneficiary in one lump sum not later than sixty (60) days after the close of the Plan Year in which the Participant's death occurs.

              14.4 Deferred Distribution. If the distribution under this Article XIV is to be deferred after the Participant's cessation of Employee status, then his/her Accounts shall remain part of the general Trust Fund, subject to investment in accordance with his/her applicable directives under Section 10.1, and shall be periodically adjusted under Section 11.2 for their allocable share of the investment gains and losses of the Trust Fund.

              14.5 Rollovers.

              (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly in a Direct Rollover to an Eligible Retirement Plan specified by the Distributee.

                                       51.

              (b) Definitions.

                      (i) An Eligible Rollover Distribution shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                      (ii) An Eligible Retirement Plan shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                      (iii) A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

                      (iv) A Direct Rollover shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                       52.

                                   ARTICLE XV

                                   WITHDRAWALS

              15.1 Conditions. The Administrator may, in its sole discretion, establish a program of withdrawals on the terms and conditions set forth in this
Article XV. Should the Administrator establish such a program, the Administrator may permit a Participant to withdraw up to one hundred percent (100%) of the
Section 401(k) Contributions credited to his/her Deferred Compensation Account (but no portion of the earnings thereon), provided and only if (i) the Participant has attained age fifty-nine and one-half (59-1/2) or (ii) the Participant furnishes the Administrator with satisfactory proof that the amount to be withdrawn will be used solely and exclusively for one or more of the purposes listed below and that the Participant does not have other reasonably available funds for such purpose(s). The events which may, in the Administrator's discretion, qualify for a hardship withdrawal under this Section
15.1 shall be limited to the following:

              (a) the purchase (excluding mortgage payments) of a principal residence for the Participant;

              (b) the payment of tuition and educational fees to be incurred for the next twelve (12) months in connection with the post-secondary educational needs of the Participant, his/her spouse, children or other dependents;

              (c) the payment of expenses to prevent the eviction of the Participant from his/her principal residence or foreclosure on a mortgage secured by the Participant's principal residence;

              (d) the payment of expenses incurred or to be incurred in order to obtain medical care described in Code Section 213(d) for the Participant or his/her spouse or dependents for which reimbursement by way of insurance or otherwise is not available; or

              (e) the payment of funeral expenses incurred as the result of the death of the Participant's spouse, child or other dependent.

              The Plan Administrator may in the future add to the list of events which qualify for a hardship withdrawal under this Section 15.1. In making its determination whether an event constitutes a hardship event, the Administrator shall take into consideration relevant pronouncements by the Internal Revenue Service. An event may constitute a hardship notwithstanding that it results from a foreseeable or voluntarily-incurred transaction.

              In no event may the requested withdrawal exceed the amount necessary to satisfy the financial obligations resulting from the hardship plus the income taxes and

                                       53.

penalty taxes imposed on the amount withdrawn. Upon the Participant's receipt of a hardship withdrawal, his/her Section 401(k) Contributions shall automatically be suspended for twelve (12) months.

              15.2 No Other Resources Reasonably Available. A Participant who makes a hardship withdrawal request must represent in writing that his/her immediate and heavy financial need cannot be relieved through utilization of the following resources:

                      (1) Reimbursement. Through reimbursement or compensation by insurance or otherwise.

                      (2) Liquidation. By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need. For this purpose, the Participant's assets are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant.

                      (3) Cessation of Contributions. By cessation of Section 401(k) Contributions to this Plan or after-tax employee contributions under any other plan of deferred compensation.

                      (4) Other Plan Funds. By other distributions or loans (nontaxable at the time of borrowing) from plans maintained by the Affiliated Companies or any other employer, including any plan loans for which the Participant is at the time eligible pursuant to the provisions of Article XXIII.

                      (5) Borrowing. By borrowing from commercial sources on reasonable commercial terms.

              15.3 Written Request Required. Any Participant wishing to make a withdrawal under any program implemented under this Article XV shall file a written request with the Administrator on the prescribed form, including (if applicable) a financial statement furnished by the Participant which demonstrates his/her inability to satisfy the immediate and heavy financial burden with other assets or income available to the Participant. To the extent there is more than one Fund at the time maintained under Section 10.1 for the investment of Plan assets, the withdrawal shall be effected through the proportionate liquidation of each investment at the time held in the Participant's Deferred Compensation Account. In connection with a hardship withdrawal, the amount requested to be withdrawn shall only become payable if the Administrator determines that the conditions for such a withdrawal have been satisfied and approves the requested withdrawal. To the extent any withdrawal request under this Article XV is approved by the Administrator, the withdrawal shall be promptly paid in one lump sum cash payment.

                                       54.

              Participants who have attained age fifty-nine and one-half (59-1/2) may not effect withdrawals under this Article XV in non-hardship situations at intervals more frequently than once per Plan Quarter.

              15.4 Penalty Tax. All withdrawals by a Participant prior to the attainment of age 59-1/2 are subject to a ten percent (10%) penalty tax under the Federal tax laws, unless the withdrawn funds are used solely for the payment of medical expenses deductible under Section 213 of the Code.

                                       55.

                                   ARTICLE XVI

                           ADMINISTRATION OF THE PLAN

              16.1 Plan Administrator. The Company shall be the "administrator" of the Plan within the meaning of ERISA. Except as otherwise expressly provided herein, the Company as Administrator shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Administrator shall have full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and benefit payments under the Plan. The Administrator shall: (a) be responsible for the compilation and maintenance of all records necessary in connection with the Plan; (b) compute and authorize the payment of all benefits as they become payable under the Plan;
(c) decide questions relating to the eligibility of Employees to become Participants, the computation of Service credits and the determination of benefit entitlements hereunder; (d) be responsible, to the extent provided in the Trust Agreement, for instructing the Trustee, either directly or through delegation to an Investment Committee, with respect to the investment and reinvestment of the Trust Fund and have the authority, exercisable at its discretion, to select and appoint an Investment Manager in accordance with
Section 16.5; (e) engage such legal, actuarial, accounting and other professional and clerical services as may be necessary or proper; (f) establish a funding policy and method for the Plan which is consistent with the objectives of the Plan and takes into account both the short-term needs of the Plan for liquidity and its long-term needs for investment growth, and communicate the funding policy and method to the Trustee, the Investment Committee or any Investment Manager appointed pursuant to Section 16.5 in order that the Trustee, the Investment Committee and the Investment Manager may coordinate the investment policies of the Trust Fund with such funding policy and method; (g) interpret this instrument and make and publish such rules for administration of the Plan as are not inconsistent with the provisions of this instrument; and (h) establish and maintain reasonable procedures under Article XXI for determining the qualified status of domestic relations orders directing the Plan to pay benefits to persons other than Participants and their Beneficiaries.

              16.2 Delegation of Duties. The Administrator may from time to time, by vote of the Directors, delegate any right, power or duty with respect to the operation and administration of the Plan to one or more committees, individuals or entities. However, unless otherwise specifically indicated by vote of the Directors, the Administrator shall have sole responsibility for performing the duties imposed by Sections 3405(c)(2), 6690, 6652(e), 6692 and 6652(f) of the Code and Section 502(c) of ERISA and any other specific statutory duty under the Code or ERISA. If the Administrator delegates any right, power or duty to any person, such person may from time to time further delegate such rights, powers and duties to any other person. If any right, power or duty is delegated to more than one person, such persons may from time to time allocate among themselves any such right, power or duty. Any such allocation and delegation shall be reviewed at least annually by

                                       56.

the Administrator and shall be terminable upon such notice as the Administrator, in its sole discretion, deems reasonable and prudent.

              16.3 Administrative Procedures.

              (a) The Administrator shall keep records of its actions. If there is more than one person jointly performing any duties delegated by the Administrator, such persons shall act by agreement of the majority, either by vote at a meeting or by written resolution without a meeting, and no such person shall have the right to act on any matter relating solely to his/her own interests in the Plan.

              (b) All written instruments and notices required to be filed with the Administrator shall be deemed to be filed upon delivery to the Administrator or its designate, provided the instrument or notice is in the form prescribed by the Administrator.

              (c) Any person performing any of the duties of the Administrator may resign by filing a written resignation with the Directors.

              16.4 Duties of Other Fiduciaries. The Directors shall have the authority and responsibility to amend or terminate the Plan, to select the Trustee or any successor Trustee, and to appoint one or more committees and delegate to such committees any or all of the rights, powers or duties of the Administrator. The Trustee is the named fiduciary with the authority and responsibility to invest, manage and control the assets of the Trust Fund in accordance with the provisions of the Trust Agreement. Any Investment Manager appointed pursuant to Section 16.5 shall have the exclusive authority and responsibility to invest, manage and control the portion of the Trust Fund assigned to it.

              16.5 Investment Responsibility. The Administrator may assume the responsibility to instruct and direct the Trustee with respect to the investment and reinvestment of the Trust Fund, to the extent and in the manner provided in the Trust Agreement and in accordance with the funding policy established by the Administrator. The Administrator may, alternatively, delegate to an Investment Committee appointed by the Directors any or all of its investment authority hereunder. The Administrator (or the Investment Committee if so delegated) may also appoint one or more Investment Managers who shall have the exclusive power to direct the Trustee to invest and reinvest the portion of the Trust Fund assigned to such Investment Manager, to the extent and in the manner provided in the Trust Agreement and the written agreement between the Administrator (or the Investment Committee) and such Investment Manager and in accordance with the funding policy established by the Administrator. The Investment Manager must be a person who (a) is registered as an investment adviser under the Investment Advisers Act of 1940 or any successor statute, (b) is a bank as defined in that Act, or (c) is an insurance company qualified to manage, acquire or dispose of any assets of the Plan under the laws of more than one state. Any Investment Manager selected by the Administrator (or the Investment

                                       57.

Committee) shall acknowledge in writing to the Administrator on a form prescribed by the Administrator that such person is a fiduciary with respect to the Plan.

              16.6 Expenses. All necessary and proper expenses incurred in the administration of the Plan shall be paid from the Trust Fund, to the extent not paid for by the Participating Companies. The Participating Companies shall pay such expenses as may be specified from time to time by the Administrator.

              16.7 Fiduciary Responsibilities. Each person serving as or performing the duties of Administrator, Trustee, or Investment Manager and any other person to whom any fiduciary responsibility with respect to the Plan is allocated shall be a "Fiduciary" of the Plan. Each Fiduciary shall discharge his/her duties and responsibilities with respect to the Plan:

              (a) solely in the interest of the Participants and Beneficiaries;

              (b) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;

              (c) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

              (d) to the extent any authority and responsibility is allocated to him/her, by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

              (e) in accordance with the Plan and the Trust Agreement to the extent such provisions are consistent with ERISA.

              16.8 Liability. Each Fiduciary under the Plan shall be solely responsible for his/her own acts or omissions. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan unless he/she participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach or, through his/her negligence in performing his/her own specific fiduciary responsibilities which give rise to his/her status as a Fiduciary, has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities.

              16.9 Indemnification. The Company shall indemnify and hold harmless the Directors, the members of any committee appointed by the Directors and delegated one or more powers, rights or duties of the Administrator under the Plan, and any other person to whom any fiduciary duty or responsibility with respect to the Plan is allocated or delegated pursuant to Section 16.2 from and against any and all liabilities, claims, demands,

                                       58.

costs and expenses, including attorneys' fees, arising out of an alleged breach in the performance of their fiduciary obligations under the Plan and under ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such persons. The Company shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section 16.9 applies. The Company may satisfy its obligations under this Section 16.9 in whole or in part through the purchase of a policy or policies of insurance providing equivalent protection.

                                  ARTICLE XVII

                             AMENDMENTS TO THE PLAN

              17.1 Power of Amendment. The Directors reserve the power at any time or times to amend, either prospectively or retroactively, the provisions of the Plan to any extent and in any manner they shall deem advisable. The Directors may delegate such power, in whole or in part, to one or more committees (comprised of officers or other managerial personnel of the Company) which are delegated administrative responsibilities under the Plan. An amendment shall become effective in accordance with its terms as to all Participants and all other persons having or claiming any interest under the Plan upon execution of the instrument of amendment. However, no such amendment shall operate to (i) cause any part of the Trust Fund to revert to or be recoverable by any Affiliated Company or to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries; (ii) reduce the then outstanding balances in the Accounts of Participants; (iii) cause or effect any discrimination in favor of Highly Compensated Employees; or (iv) change the duties, responsibilities or liabilities of the Trustee hereunder without the written consent of such Trustee.

                                  ARTICLE XVIII

                             TERMINATION OF PLAN OR
                         DISCONTINUANCE OF CONTRIBUTIONS

              18.1 Power. Each Participating Company intends to make contributions to the Plan indefinitely, but no Participating Company shall be under any obligation or liability whatsoever to continue its contributions to the Plan or to maintain the Plan for any given length of time. Any Participating Company may, in its sole discretion, discontinue contributions at any time without any liability whatsoever for such action. In addition, the Plan may be partially or completely terminated at any time, and no Participating Company shall thereby incur any liability by reason of such action.

                                       59.

              18.2 Effect of Termination. If the Plan is terminated completely or if there is a partial termination of the Plan with respect to the Employees of one or more Participating Companies, all amounts credited to the Accounts of the affected Participants shall immediately vest in full and become non-forfeitable, and in no event shall any part of the Trust Fund revert to or revest in the Participating Companies except as herein provided. The Administrator shall, in accordance with Article XI, have the assets of the Trust Fund and the individual Accounts of all affected Participants valued as of the date of termination and, after satisfying current obligations of the Plan and setting aside funds for anticipated future obligations of the Trust Fund, including (but not limited to) the Trustee's compensation and expenses, shall (in accordance with Article XI) allocate to all Accounts outstanding on the date of termination the net increase or decrease in the fair market value of the Trust Fund since the immediately preceding Valuation Date (excluding, however, any Section 401(k), Contributions and any Company Contributions or Forfeitures for the Plan Year of termination, which are to be allocated in accordance with Sections 5.2, 6.2 and 8.4 respectively). Any unallocated balance in the Section
9.4 suspense account at the date of termination shall be allocated (to the extent permissible under Section 9.2) to the Accounts of all Qualified Participants entitled under Section 8.4 to an allocation of Forfeitures for the Plan Year of termination, with such allocation to be in proportion to the Eligible Earnings paid to each such Participant for such Plan Year. Upon a complete termination of the Plan, any remaining balance in the Section 9.4 suspense account shall be returned to the Participating Company or Companies designated by the Directors.

              The Trustee shall pay to each Participant for whom the termination is effective (or his/her Beneficiary) the net value of his/her Accounts in accordance with the written directives of the Administrator. However, should the Participating Company or Companies employing such Participants not dissolve or cease all operations as of the date of Plan termination, then the Deferred Compensation Accounts of such Participants shall not be distributed pursuant to the provisions of this Section 18.2, but shall continue to be held in trust for subsequent distribution in accordance with Articles XIII and XIV of the Plan, unless (i) the Participant consents to an immediate lump sum distribution of such Account and (ii) no other successor defined contribution plan is established or maintained by the Company or any other Affiliated Company.

              18.3 Effect of Discontinuance. In the event the Board of Directors of any Participating Company decides to discontinue further contributions to the Plan, the duties of the Administrator shall continue as before, and the provisions of the Plan (other than the provisions relating to contributions by such Participating Company) shall remain in force with respect to the employee-Participants of that Participating Company. The Trust Fund shall also remain in existence, and all the provisions of the Trust Fund (other than provisions relating to contributions by such Participating Company) shall continue in effect. Any unallocated balance in the Section 9.4 suspense account at the close of the Plan Year in which the discontinuance of contributions occurs shall be allocated (to the extent permissible under Section 9.2) to the Discretionary Contribution Accounts of all Qualified Participants entitled under
Section 8.4 to an allocation of Forfeitures for the Plan Year of

                                       60.

discontinuance, with such allocation to be in proportion to the Eligible Earnings paid to each such Participant for such Plan Year. The remaining balance in such suspense account, if any, shall be allocated in each subsequent Plan Year (to the extent permissible under Section 9.2) to the Discretionary Contribution Accounts of all Qualified Participants entitled under Section 8.4 to a share of Forfeitures for such Plan Year, until the balance in the suspense account is reduced to zero. Any other unallocated funds existing at the date of discontinuance (other than any Section 401(k) Contributions and any Company Contributions and Forfeitures, which are to be allocated in accordance with Sections 5.2, 6.2 and 8.4, respectively) shall be allocated to all Accounts outstanding on such date in accordance with Article XI. Should there be a complete discontinuance of contributions to the Plan by all the Participating Companies, then all amounts credited to the Accounts of Participants in accordance with the provisions of this Section 18.3 shall become fully vested and non-forfeitable.

              18.4 Determination of Partial Termination. For purposes of this
Article XVIII, a partial termination of the Plan shall be deemed to occur only if there is a determination, either made or agreed to by the Administrator or made by the Internal Revenue Service and upheld by a decision of a court of final jurisdiction, that a particular event or transaction which has transpired (including the sale or transfer of all or substantially all of the assets of a Participating Company or the cessation of operations at one or more of its facilities) constitutes a partial termination within the meaning of Section 411(d)(3)(A) of the Code.

                                       61.

                                   ARTICLE XIX

                                  MISCELLANEOUS

              19.1 SOURCE OF BENEFITS. ALL BENEFITS PAYABLE UNDER THE PLAN SHALL BE PAID SOLELY FROM THE TRUST FUND, AND THE PARTICIPATING COMPANIES ASSUME NO LIABILITY OR RESPONSIBILITY FOR SUCH BENEFIT PAYMENTS.

              19.2 Satisfaction of Claims. Any payment to a Participant or his/her legal representative or Beneficiary, in accordance with the terms of this Plan and the Trust Agreement, shall to the extent thereof be in full satisfaction of all claims with respect to such payment which such person may have against the Plan, the Trustee, the Administrator (or its delegate), any Investment Manager and all Participating Companies, any of whom may require the Participant or his/her legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrator.

              19.3 Construction. The headings and subheadings of this instrument are inserted for convenience of reference only and are not to be considered in the construction of the Plan.

              19.4 Gender and Number. Whenever used in the Plan, the masculine gender shall include the feminine gender and vice versa and the singular shall include the plural, unless the context indicates otherwise.

              19.5 Applicable Law. The Plan shall be construed, administered and governed in all respects in accordance with ERISA and other pertinent Federal laws and in accordance with the laws of the State of California to the extent not preempted by ERISA; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit-sharing plan and
Section 401(k) salary deferral program within the meaning of the Code. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

              19.6 Alienation of Benefits. Except as otherwise required by law, no person entitled to any benefits under the Plan shall have the right to alienate, hypothecate or encumber his/her interest in such benefits, and such benefits shall not in any way be subject to claim of his/her creditors or liable to attachment, execution or other process of law (other than (A) Federal tax levies and executions on Federal tax judgments, (B) payments made from the Accounts of a Participant in satisfaction of the rights of alternate payees pursuant to a Qualified Domestic Relations Order under Article XXI) or (C) the

                                       62.

enforcement of any security interests or offset rights applicable to the Deferred Compensation Account of a Participant pursuant to the loan provisions of Article XXIII).

              19.7 Return of Contributions. Assets held in the Trust Fund must be held for the exclusive benefit of the Participants and their Beneficiaries, and such assets may never revert to or inure to the benefit of Participating Companies except under the following conditions:

              (a) Each contribution made under this Plan is hereby made expressly conditional upon the current deductibility of such contribution under Code Section 404. Accordingly, to the extent the Internal Revenue Service shall deny a deduction for any such contribution made by a Participating Company, the amount of the contribution for which no deduction is allowed shall be returned to the Participating Company within one year after such disallowance.

              (b) If, within one year after making a contribution to the Plan, a Participating Company or the Administrator certifies that such contribution was made under mistake of fact, the Trustee shall upon the direction of the Administrator before the expiration of such year return such contribution to the Participating Company.

              (c) Any Forfeitures remaining in the Section 9.4 suspense account upon the complete termination of the Plan shall be returned by the Trustee to the Participating Companies in accordance with Section 18.2.

              If the contributions to be refunded under subparagraph (a) or (b) are Section 401(k) Contributions, then such contributions, together with the earnings thereon, shall not be refunded to the Participating Companies but shall be paid as a direct cash bonus to the Participants on whose behalf such Section 401(k) Contributions were made. Such payment shall be subject to the satisfaction of all applicable Federal and state tax withholding requirements.

              19.8 Merger of Plan. There shall not occur any merger or consolidation of the Plan with, or transfer of assets or liabilities from the Plan to, any other retirement plan qualified under Section 401 of the Code, unless each Participant shall be entitled to receive from the surviving or transferee plan a benefit immediately after the merger, consolidation or transfer (if such plan were then terminated) which is equal to or greater than the benefit such Participant would have been entitled to receive under this Plan had this Plan been terminated immediately prior to such merger, consolidation or transfer.

              19.9 Conditional Restatement. The Plan is hereby restated on the express condition that it will be considered by the Internal Revenue Service as continuing to qualify under Sections 401(a) and 401(k) of the Code. In the event the Internal Revenue Service determines that the Plan as so restated does not so qualify under the Code, the Plan will be of no effect, and all Company Contributions made by the Participating Companies,

                                       63.

together with any earnings, on the basis of this restated Plan document will be returned to the Participating Companies within one year after the date of the adverse Internal Revenue Service determination. All Section 401(k) Contributions made by the Participating Companies, together with the earnings thereon, on the basis of this restated Plan document shall be paid directly to the Participants on whose behalf such contributions were made, and such payment shall be subject to the satisfaction of all applicable Federal and State tax withholding requirements. The Directors, however, may (but shall not be required to do so) make any retroactive amendments to the Plan which the Internal Revenue Service may require as a condition for its determination that the Plan as restated continues to qualify under Code Sections 401(a) and 401(k).

              19.10 Limitation of Rights; Employment Relationship. Neither the establishment of the Plan and the Trust Fund, nor any modifications thereof, nor the creation of any fund or account, nor the payment of any benefits hereunder, shall be construed so as to grant any Participant or other person any legal or equitable right against the Participating Companies or the Trustee, except as provided in the Plan or the Trust Agreement. IN NO EVENT SHALL ANYTHING CONTAINED IN THE PLAN OR THE TRUST AGREEMENT BE CONSTRUED TO GIVE ANY EMPLOYEE THE RIGHT TO BE RETAINED IN THE SERVICE OR EMPLOY OF THE COMPANY OR ANY OTHER AFFILIATED COMPANY FOR ANY PERIOD OF SPECIFIC DURATION, AND THE EMPLOYEE MAY BE DISCHARGED AT ANY TIME, WITH OR WITHOUT CAUSE.

              19.11 No Escheat. If the Accounts of a Participant would otherwise, pursuant to the provisions of applicable law, escheat to any State by reason of the Administrator's inability to locate the Participant and effect the distribution of his/her Accounts within the specified time period under the applicable escheat provision, then the Accounts of such Participant shall be immediately forfeited and shall, as of the last day of the Plan Year of forfeiture, be reallocated as a Forfeiture to the Discretionary Contribution Accounts of Qualified Participants in accordance with Section 8.4. Should the Participant or his/her Beneficiary subsequently file a claim for benefits with the Administrator, the Participating Company which last employed such Participant shall contribute to the Plan sufficient funds to restore the vested balance of the forfeited Accounts and distribution of the restored balance shall be effected as soon as reasonably practicable thereafter.

              19.12 Leased Employees. Any Leased Employee shall be treated as an Employee (but not an Eligible Employee) of the Affiliated Company which is the recipient of his/her services. However, any contributions or benefits provided by the leasing organization, to the extent attributable to services performed for the recipient Affiliated Company, shall be treated as provided by such recipient Affiliated Company.

              For purposes of this Section 19.12, the term "Leased Employee" means any person (other than an actual Employee of the recipient Affiliated Company) who has, pursuant to any agreement between the recipient Affiliated Company and any other person (the "leasing organization"), performed services for the recipient Affiliated Company (or the recipient Affiliated Company and any related entity determined in accordance with

                                       64.

Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and such services are of a type historically performed by employees in the business field of the recipient Affiliated Company (or such related entity). Upon completion of such year of service, the Leased Employee shall be treated as an Employee (but not as an Eligible Employee) for all purposes of the Plan, and his/her period of Service shall include the entire period for which the Leased Employee has performed services for the recipient Affiliated Company.

              In no event, however, shall a Leased Employee be treated as an Employee if (A) such Leased Employee is covered by a money purchase pension plan providing (i) a non-integrated employer contribution rate of at least ten percent (10%) of Compensation (as determined in accordance with the guidelines set forth in the first paragraph of Section 1.9 of this Plan), (ii) immediate participation, and (iii) full and immediate vesting and (B) the total number of Leased Employees does not constitute more than twenty percent (20%) of the Non-Highly Compensated Work Force.

              19.13 Transfers from Other Qualified Plans. Notwithstanding any other provision hereof, the Administrator may authorize the Trustee to accept a transfer to this Plan of all or any part of the assets (whether held by a trustee, insurance company, custodian or otherwise) of any other defined contribution plan which satisfies the applicable requirements of Code Section 401(a) or 403(a) and which is maintained for the benefit of any persons who are or are about to become Participants in this Plan. However, under no circumstances shall there be transferred to this Plan any assets of any qualified plan under Code Section 401(a) which is required to provide annuity distributions to terminating participants pursuant to the provisions of Code
Section 401(a)(11).

              19.14 No Reversion. The assets of the Plan must be held for the exclusive benefit of the Participants and their Beneficiaries, and such assets may never revert to or inure to the benefit of the Participating Companies, except to the limited extent provided under Sections 18.2 and 19.7.

                                       65.

                                   ARTICLE XX

                                 BENEFIT CLAIMS

              20.1 Claims Procedure. Should any Participant or Beneficiary believe he/she is entitled to a benefit from the Plan which differs from the benefit determined by the Administrator, such Participant or Beneficiary may file a written claim for benefits with the Administrator. Each claim shall be acted upon and approved or disapproved within ninety (90) days following its receipt.

              20.2 Denial of Benefits. In the event any claim for benefits is denied, in whole or in part, the Administrator shall notify the claimant in writing of such denial and of his/her right to a review by the Administrator and shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

              20.3 Review.

              (a) Any person whose claim for benefits is denied in whole or in part may appeal to the Administrator for a full and fair review of the decision by submitting to the Administrator, within ninety (90) days after receiving from the Administrator written notice of such denial, a written statement:

                      (i) Requesting a review by the Administrator of his/her claim for benefits;

                      (ii) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

                      (iii) Setting forth any issues or comments which the claimant deems pertinent to his/her claim.

              (b) The Administrator shall act upon each such claim within sixty
(60) days after receipt of the claimant's request for review by the Administrator, unless special circumstances require an extension of time for processing. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty (60)-day period, and a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the initial request for review. The Administrator shall make a full and fair review of each such claim and any written materials submitted by the claimant or any Participating Company in connection therewith and may require the Participating Company or the claimant to submit such additional facts, documents, or other evidence as the Administrator may, in its sole discretion, deem necessary or advisable in

                                       66.

making such a review. On the basis of its review, the Administrator shall make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Administrator on any benefit claim shall be final and conclusive upon all persons.

              (c) In the event the Administrator denies an appeal in whole or in part, the Administrator shall give written notice of such decision to the claimant, setting forth in a manner calculated to be understood by the claimant the specific reasons for such denial and specific reference to the pertinent Plan provisions on which the decision of the Administrator was based.

                                       67.

                                   ARTICLE XXI

                       QUALIFIED DOMESTIC RELATIONS ORDERS

              21.1 Definitions. For purposes of applying the provisions of this
Article XXI, the following definitions shall be in effect:

              (a) "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant for whom a Domestic Relations Order specifies the right to receive all or a portion of the benefits otherwise payable under the Plan to such Participant.

              (b) "Domestic Relations Order" shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), child support, alimony payments or marital property rights to an Alternate Payee.

              (c) "Earliest Retirement Age" shall mean, with respect to any Participant, the earlier of (i) the date on which the Participant is entitled to a distribution from the Plan or (ii) the later of (A) the date the Participant will attain age fifty (50) or (B) the earliest date the Participant would be entitled to a distribution of benefits under the Plan were he/she to cease Employee status.

              (d) "Qualified Domestic Relations Order" shall mean any Domestic Relations Order which satisfies the following three requirements:

                      (i) such Order establishes (or otherwise recognizes the existence of) the right of an Alternate Payee to receive all or a portion of the benefits otherwise payable under the Plan to a Participant;

                      (ii) such Order specifies (A) the name and last known mailing address of the Participant, (B) the name and mailing address of each Alternate Payee covered by such Order, (C) the amount or percentage of the Participant's benefits under the Plan payable to each such Alternate Payee or the manner in which such amount or percentage is to be calculated, and (D) the number of payments or the duration of the pay-out period to which the Order applies; and

                      (iii) such Order does not require the Plan to (A) provide any type or form of benefit or option not otherwise available under the Plan,
(B) provide increased benefits under the Plan or (C) pay benefits to an Alternate Payee which are required to be paid to another Alternate Payee pursuant to any Qualified Domestic Relations Orders previously issued to the Plan.

                                       68.

              A Domestic Relations Order shall not be considered to be in violation of the requirement of clause (A) of subparagraph (iii) above merely because such Order requires the payment of benefits to an Alternate Payee on or after the date the Participant attains the Earliest Retirement Age, whether or not such Participant actually ceases Employee status on or before such date. Accordingly, such payments shall be made as if the Participant ceased Employee status on the date on which benefits are to enter pay status under the Order.

              21.2 Notification. Upon receipt of a Domestic Relations Order, the Administrator shall promptly notify the affected Participant and the Alternate Payee of the receipt of such Order and the procedures established by the Administrator for determining whether such Order satisfies the requirements for recognition as a Qualified Domestic Relations Order. Such notice shall also advise the Alternate Payee of his/her right to designate a representative to receive communications from the Administrator concerning the disposition of the Domestic Relations Order. Within a reasonable time after providing such notification, the Administrator shall, pursuant to such procedures, determine whether or not the Order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee (or his/her representative) of such determination.

              21.3 Procedures. The Administrator shall establish reasonable procedures for determining the qualified status of Domestic Relations Orders and for effecting distributions pursuant to all such Orders which are determined to be Qualified Domestic Relations Orders. Such procedures shall be reviewed periodically by the Administrator to determine whether they remain reasonable and efficient and comply with applicable requirements of ERISA, the Code and Regulations issued thereunder.

              21.4 Payment.

              (a) During the period in which the qualified status of a Domestic Relations Order is being determined, the Administrator shall defer the payment of all Plan benefits affecting the Participant which are in dispute and shall segregate, in a separate Account maintained under the Plan, all amounts which would otherwise be payable to the Alternate Payee during such period were the Order determined to be a Qualified Domestic Relations Order.

              (b) If the Administrator determines, within eighteen (18) months after the date the first payment to the Alternate Payee would otherwise be required pursuant to the terms of the Order, that such Order is a Qualified Domestic Relations Order, then the Administrator shall authorize the payment of the entire balance of the segregated Account (including any earnings thereon) to the person or persons entitled thereto. Such payment shall be made in any form in which benefits under the Plan may be distributed to Participants or their Beneficiaries.

                                       69.

              (c) If the Administrator determines, within such eighteen
(18)-month period under subparagraph (b) above, that such Order is not a Qualified Domestic Relations Order, or if the qualified status of such Order cannot be determined prior to the expiration of such eighteen (18)-month period, then the Administrator shall authorize the payment of the segregated Account (including any earnings thereon) to the person or persons who would have been entitled to the amounts credited to such Account had the Order not been issued. If such person is the Participant, then the Account shall remain part of the Trust Fund and shall not be distributed until the Participant becomes entitled to benefits under the Plan in accordance with the provisions of Article XIII or
XV. Should there be a subsequent determination that the Order is in fact a Qualified Domestic Relations Order, then such determination shall be applied on a prospective basis only.

                                       70.

                                  ARTICLE XXII

                                 TOP-HEAVY RULES

              22.1 Definitions. For purposes of this Article XXII, the following terms shall have the meanings indicated:

              (a) "Key Employee" shall mean for any Plan Year any Employee or former Employee (or Beneficiary of any deceased Employee) who is (as of the Determination Date for such Plan Year), or who was at any time during any of the four (4) immediately preceding Plan Years ended immediately prior to the Plan Year in which such Determination Date occurs:

                      (i) an officer of an Affiliated Company who received aggregate annual Compensation (for the same Plan Year he/she was such an officer) which was in excess of fifty percent (50%) of the maximum dollar limitation in effect for such Plan Year under Section 415(b)(1)(A) of the Code,

                      (ii) one of the ten (10) Employees owning (actually or constructively under Section 318 of the Code) the largest percentage interest in any Affiliated Company, provided such individual owns more than a 1/2% interest in such Affiliated Company and his/her aggregate Compensation for the same Plan Year is greater than the maximum dollar limitation in effect for such Plan Year under Section 415(c)(1)(A) of the Code,

                      (iii) a five percent (5%) owner of any Affiliated Company, or

                      (iv) a one percent (1%) owner of any Affiliated Company who received aggregate annual Compensation for the same Plan Year in excess of $150,000.00. The determination of Key Employee status shall be made pursuant to the criteria set forth in Code Section 416(i) and the Regulations issued thereunder. Ownership interests shall be determined in accordance with the attribution rules of Section 318 of the Code.

              If the number of officers which would otherwise be taken into account under clause (i) for any Plan Year exceed ten percent (10%) of the total number of Employees of all the Affiliated Companies, then the number of such officers actually qualifying as Key Employees under clause (i) for such Plan Year shall be limited to that number of officers, not in excess of ten percent (10%) of such total number of Employees, selected from the group of all Employees determined to be officers at any time during the five (5) Plan Year period ending with the Determination Date for the current Plan Year, who received the highest annual Compensation for any Plan Year (during such five
(5)-year period) for which they were officers.

                                       71.

              For purposes of clause (ii) above, should two (2) Employees own the same percentage interest in one or more Affiliated Companies, then the Employee having the greater aggregate annual Compensation for the Plan Year shall be deemed to own the larger percentage interest.

              (b) "Top-Heavy Ratio" shall mean that fraction the numerator of which is the sum of the account balances of all Key Employees under this Plan (and, if this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group, the sum of (I) the account balances of all Key Employees under all other defined contribution plans (within such Required or Permissive Aggregation Group) maintained by one or more Affiliated Companies and (II) the present value of the accrued benefits of all Key Employees under all defined benefit plans (within such Required or Permissive Aggregation Group) maintained by one or more Affiliated Companies, and the denominator of which is the sum of the account balances of all Participants under this Plan (and, if this Plan is part of a Required Aggregation Group or a Permissive Aggregation Group, the sum of (I) the account balances of all Participants under all other defined contribution plans (within such Required or Permissive Aggregation Group) maintained by one or more Affiliated Companies and (II) the present value of the accrued benefits of all Participants under all defined benefit plans (within such Required or Permissive Aggregation Group) maintained by one or more Affiliated Companies.

              In determining the Top-Heavy Ratio, the following rules shall apply:

                      (i) The value of such account balances and the present value of such accrued benefits shall be determined as of the most recent Top-Heavy Valuation Date within the twelve (12)-month period ending on the Determination Date. Each account balance so determined shall be adjusted for (A) the amount of any contributions made after such Top-Heavy Valuation Date but on or before the Determination Date or, with respect to defined contribution plans subject to Code Section 412, (B) the amount of any contributions to be allocated as of a date on or before the Determination Date though not yet required to be actually contributed. Except as otherwise provided in subparagraph (ii) below or in the Regulations issued under Code Section 416(g)(3), the value of each such account balance or accrued benefit shall also include all distributions made from such account or made with respect to such accrued benefit during the five
(5) Plan-Year period ending on the Determination Date. The present value of each accrued benefit under a defined benefit plan shall be determined as if the individual ceased Employee status as of the Top-Heavy Valuation Date and shall be calculated in accordance with the actuarial assumptions in effect for such purpose under the defined benefit plan under which such benefit is payable. The accrued benefit of an Employee other than a Key Employee shall be determined under the method (if any) that uniformly applies for accrual purposes under all defined benefit plans maintained by one or more Affiliated Companies or, if there is no

                                       72.

such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(E).

                      (ii) Should there be effected a transfer from one qualified plan to another (by rollover or plan-to- plan transfer) which is (A) incident to a plan merger or consolidation or incident to a plan division, (B) made between two (2) plans maintained by the same employer (as determined pursuant to the aggregation rules of Code Section 414(b), (c) or (m)) or (C) otherwise not initiated by the Employee, then the Participant's accrued benefit or account balance under the transferee plan shall include any amount attributable to such transfer which is received or accepted by such plan on or before the Determination Date, and the transferor plan shall not be required to include such amount in the Participant's accrued benefit or account balance as of such Determination Date or any date thereafter. With respect to any rollover or plan-to-plan transfer not otherwise described in the preceding sentence, the Participant's accrued benefit or account balance under the transferor plan shall include any amount distributed or transferred by such plan, and the transferee plan shall not be required to include, as part of the Participant's accrued benefit or account balance, any amount attributable to the assets received in such transfer if accepted after December 31, 1983, but such transferee plan shall be required to include the assets received in such transfer in the calculation of the Participant's accrued benefit or account balance if such assets were accepted prior to January 1, 1984.

                      (iii) No accrued benefit or account balance of a Participant or Beneficiary shall be taken into account for purposes of calculating the Top-Heavy Ratio if the Participant has not been an Employee during the five (5) Plan-Year period ending with the Determination Date for a particular Plan Year, and no accrued benefit or account balance of a Participant or Beneficiary shall be taken into account for purposes of calculating the Top-Heavy Ratio if the Participant (A) is a Non-Key-Employee during the Plan Year and (B) was a Key Employee for any prior Plan Year.

                      (iv) When two (2) or more plans constitute a Required Aggregation Group or a Permissive Aggregation Group, the present value of the accrued benefits or the value of the account balances (as adjusted for distributions to Key Employees and all Employees for the relevant five (5) Plan-Year period) shall be determined separately for each plan on the basis of the determination date in effect for that plan. The plans are then to be aggregated by adding together the results obtained for each plan as of the determination date falling within the same calendar year as the determination dates for all the other aggregated plans.

                      (v) The calculation of the Top-Heavy Ratio shall be made in accordance with Code Section 416 and the Regulations issued thereunder.

              (c) "Required Aggregation Group" means a group of plans consisting of (1) this Plan and any other qualified plan of one or more Affiliated Companies (including a simplified employee pension plan) in which at least one Key Employee participates and

                                       73.

(2) any other qualified plan of the Affiliated Companies which enables any plan described in clause (1) above to meet the requirements of Sections 401(a)(4) and 410 of the Code.

              (d) "Permissive Aggregation Group" means a group of plans consisting of the Required Aggregation Group plus any other plan of the Affiliated Companies which, when considered together with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

              (e) "Compensation" shall have the meaning assigned to such term in the first paragraph of Section 1.9 and shall be applied on an aggregate basis as if all the Affiliated Companies were a single employer entity paying such Compensation.

              (f) "Determination Date" for each Plan Year in effect under this Restatement shall mean the last day of the immediately preceding Plan Year.

              (g) "Top-Heavy Valuation Date" shall mean the Valuation Date coincident with or immediately preceding the Determination Date.

              (h) "Non-Key-Employee" shall mean any Employee who is not a Key Employee and shall include any Employee who is a former Key Employee.

              (i) "Top-Heavy Contribution" shall have the meaning assigned to such term in Section 22.3.

              (j) "Remuneration" shall have the meaning assigned to such term in
Section 9.1(c) and shall be applied on an aggregate basis as if all the Affiliated Companies were a single employer entity paying such Remuneration.

              22.2 Top-Heavy Status. This Plan shall be considered "Top Heavy" with respect to any Plan Year if, as of the Determination Date for such Plan Year, any of the following conditions exists:

              (a) The Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group.

              (b) This Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%).

              (c) This Plan is part of a Required Aggregation Group and also part of one or more Permissive Aggregation Groups and the Top-Heavy Ratio for each Permissive Aggregation Group exceeds sixty percent (60%).

              22.3 Minimum Benefit.

                                       74.

              (a) For each Plan Year the Plan is Top-Heavy, each Participating Company shall make a Top-Heavy Contribution on behalf of each Qualified Participant employed by such Participating Company. For purposes of the Top-Heavy Contribution, a Participant shall be considered a Qualified Participant if: (i) such Participant is a Non-Key-Employee and (ii) such Participant has not ceased to be an Employee prior to the end of such Plan Year.

              (b) The Top Heavy Contribution on behalf of each Qualified Participant shall be in a minimum amount which, when added to such Participant's allocable share of (I) the Company Contributions and Forfeitures under Articles VI and VIII for such Plan Year and (II) the employer contributions and forfeitures under any Other Plan, shall be a percentage of his/her Remuneration at least equal to the lesser of (a) three percent (3%) or (b) the percentage of Remuneration represented by the aggregate amount of Section 401(k) Contributions, Company Contributions and Forfeitures under this Plan and all employer contributions and forfeitures under any Other Plan which is allocated for such Plan Year to the Accounts of the Key Employee for whom such aggregate percentage is the highest for such Plan Year, taking into account only the first $200,000 of his/her Remuneration (subject to a cost of living adjustment pursuant to Code Section 415(d)(2)).

              (c) Section 401(k) Contributions made by Non-Key Employees shall not count towards satisfying the minimum Top-Heavy Contributions to Non-Key Employees. If Matching Contributions under this Plan are utilized to satisfy such minimum Top- Heavy Contribution, then the Matching Contributions for such Plan Year must satisfy the non-discrimination standards of Code Section 401(a) without regard to Code Section 401(m). Accordingly, the deferral percentage test and the contribution percentage test of Section 7.1 of the Plan shall not be applicable to such Matching Contributions.

              (d) The Top-Heavy Contributions shall be paid to the Trustee as soon as possible after the end of the Plan Year for which such contributions are made, but in any event within the time limits prescribed under applicable State and Federal tax laws for the current deductibility thereof.

              (e) The Administrator shall maintain a Top-Heavy Contribution Account for each Participant which shall be credited with all Top-Heavy Contributions made on the Participant's behalf pursuant to the provisions of this Section 22.3. Such Account shall be adjusted periodically to reflect the Participant's share of the earnings, gain and losses of the Trust Fund attributable to the Top-Heavy Contributions credited to the Account. Each Participant shall vest in his/her Top-Heavy Contribution Account in accordance with Article XIII.

                                       75.

                                  ARTICLE XXIII

                                      LOANS

              23.1 Loan Applications. Except as provided below, each Participant or other "party in interest" (as defined in Section 3(14) of ERISA) who has an interest in the outstanding balance of any Deferred Compensation Account may submit a written application to the Administrator for a loan from the Plan in an amount not in excess of the maximum amount allowable under Section 23.2(a). The Administrator shall not reject any application on the basis of the applicant's age or sex but may make distinctions on the basis of the applicant's credit worthiness and financial need.

              23.2 Loan Terms. Upon approval of any application under Section 23.1, the Administrator shall direct the Trustee to make a loan to the applicant in accordance with the following provisions:

              (a) The minimum amount an individual may borrow is $1,000, or such smaller amount as the Administrator shall establish from time to time. The Administrator may establish as a condition of the loan program that an individual may not have more than one (or such greater number as the Administrator may establish from time to time) loan outstanding under the Plan at any time.

              (b) The maximum amount of the loan shall not (when added to the outstanding balance of all other loans ("Plan Loans") made to the applicant under this Plan or any other defined benefit or defined contribution plan to which any Affiliated Company contributes) exceed the lesser of:

                      (i) $50,000 (less the excess of (I) the highest principal amount in the aggregate outstanding under any other Plan Loans to the applicant during the immediately preceding twelve (12) months over (II) the aggregate principal amount outstanding under such Plan Loans on the date such loan is made); or

                      (ii) fifty percent (50%) of the vested balance credited to the Accounts of such applicant at the time the loan is made (as determined pursuant to the valuation provisions of Section 11.3).

              In no event, however, shall the amount loaned to the applicant exceed one hundred percent (100%) of the balance credited to the Deferred Compensation Account at the time the loan is made, less any earmarked investments credited to such Account under Section 23.4.

              (c) The cost of processing the loan application shall be deducted from the Deferred Compensation Account or may, at the applicant's election, be withheld from the amount borrowed.

                                       76.

              (d) The loan shall be evidenced by the applicant's promissory note in the amount of the loan, made payable to the order of the Trustee.

              (e) The loan shall have a fixed term not in excess of five (5) years (or ten (10) years if the proceeds of the loan to a Participant are applied to the acquisition of real estate which is to serve as his/her primary residence), subject to acceleration upon the occurrence of (i) the applicant's failure to pay any installment of principal or interest when due, (ii) the applicant's qualification for an immediate distribution from the Plan or, if the applicant is a Participant, his/her cessation of Employee status, (iii) the filing of bankruptcy proceedings by or against the applicant, the assignment of the applicant's assets for the benefit of his/her creditors or the appointment of a receiver for the applicant's assets, or any other similar event of acceleration specified in the promissory note.

              (f) The loan shall bear a market rate of interest, payable at least quarterly. Such market rate shall be determined on the basis of the interest rates charged for similar-purpose loans by banks and other reputable financial institutions selected by the Administrator as representative lenders.

              (g) The loan shall be adequately secured through the conveyance to the Trust of a security interest in fifty percent (50%) of the applicant's right, title and interest in and to his/her Accounts under the Plan.

              (h) The loan shall be repayable through level amortization payments over the term of the loan. Such payments shall be effected through (i) periodic payroll deductions from the Participant-applicant's salary and other cash earnings each payroll period the loan is outstanding or (ii) periodic cash installments (payable at least quarterly) whenever payroll deductions are not possible.

              (i) The remaining terms and conditions of the loan and related documentation shall be established by the Administrator.

              (j) The provisions of this Article XXIII and loans made hereunder shall be interpreted and construed so as to prevent any such loan from being treated as a taxable distribution under Code Section 72(p).

              23.3 Offset Rights. If the borrower is the Participant, then no distributions or withdrawals shall be effected from his/her Accounts at any time after his/her cessation of Employee status, unless and until all loans under this Article XXIII, including interest thereon, have been repaid in full. While the Participant remains in Employee status, no distributions or withdrawals under the Plan (other than a hardship withdrawal for which the Participant may qualify pursuant to the provisions of Article XV) shall be made to him/her while any loan to such Participant remains outstanding under this Article XXIII. Should any other person become entitled to a distribution under the Plan at a time when one or more Article XXIII loans to such person remain outstanding, then

                                       77.

the unpaid balance of such loans shall become immediately due and payable, up to an amount equal to the amount to be distributed to him/her under the Plan. The Trustee shall, accordingly, collect such accelerated indebtedness by withholding it from and offsetting it against the amount to be distributed. To the extent any Qualified Domestic Relations Order requires payment to an Alternate Payee at a time when a loan is outstanding to the Participant from whose Account the Order requires payment, the terms of such Order shall control.

              23.4 Liquidation of Account. The proceeds for each loan under the Plan shall be obtained by liquidating a portion of each investment at the time held in the Deferred Compensation Account in which the applicant has an interest, with the amount so liquidated to be in the same proportion as the market value of each such investment bears to the total market value of all investments held in the Account.

              23.5 Earmarked Investment. All notes evidencing Article XXIII loans from the Deferred Compensation Account shall constitute an earmarked investment of that Account. Accordingly, such Account shall at the time the loan is made be divided into two subaccounts. Subaccount One shall be credited with the note and shall not share in the investment gains or losses of the Trust Fund under Article XI. Subaccount Two shall be credited with that portion of the Account which is not loaned to the applicant (including payments of interest and principal made on the note) and shall be periodically adjusted under Section
11.2 for its allocable share of the investment gains and losses of the Trust Fund. To the extent the Deferred Compensation Account has an earmarked investment under this Section 23.5, then all Section 401(k) Contributions thereafter allocated to such Account shall be credited to Subaccount Two, where they shall remain until they become the subject of a subsequent loan under this
Article XXIII.

              IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly-authorized officer on this 29th day of December 1994.

                                       KOMAG, INCORPORATED

                                       By:   /s/ Kathryn McGann

                                       Title: Vice President - Human Resources

                                       78.

                                   SCHEDULE A

                             PARTICIPATING COMPANIES

  I.   SECTION 401(K) DEFERRAL PROGRAM

       Komag, Incorporated

 II.   DEFERRED PROFIT-SHARING PROGRAM

       Komag, Incorporated